                                                                    EXHIBIT 10.1

                               FIRST AMENDMENT TO
                         AGREEMENT OF PURCHASE AND SALE
                         AND JOINT ESCROW INSTRUCTIONS

      THIS FIRST AMENDMENT TO AGREEMENT OF PURCHASE AND SALE OF REAL PROPERTY AND JOINT ESCROW INSTRUCTIONS (this "AMENDMENT"), dated June 10, 1998 for reference purposes, is entered into by and between KBD Partners, Garden Grove Associates, Fagerholm Family Partners, L.P., Koll Tustin Business Center, Ltd., and Koll-KW, Ltd. (collectively, "Seller"), and Pacific Gulf Properties Inc. ("Buyer"), with reference to the following facts:

      A. Seller and Buyer have previously executed and delivered that certain Agreement of Purchase and Sale and Joint Escrow Instructions dated April 13, 1998 (the "Agreement"). Terms used herein shall have the meanings given thereto in the Agreement.

      B. Buyer delivered a notice dated May 28, 1998 to Seller terminating the Agreement.

      C. Buyer and Seller now desire to reinstate the Agreement, and to amend the Agreement as hereinafter set forth.

                                   AGREEMENT

      NOW THEREFORE, in consideration of the foregoing recitals, and the mutual covenants contained herein, Buyer and Seller hereby agree as follows:

      1. Reinstatement of Agreement. Seller and Buyer hereby reinstate the Agreement, subject to the modifications and amendments contained in this Amendment.

      2. Elimination of KBC-Santa Fe Springs. Seller and Buyer have agreed that the Project referred to in the Agreement as "KBC-Santa Fe Springs", and more particularly described on Exhibit "A-2" of the Agreement, shall not be sold by Seller to Buyer, and shall not be purchased by Buyer from Seller. In furtherance of the foregoing, all references in the Agreement to KBC-Santa Fe Springs are deleted, and the Purchase Price is reduced by $6,500,000, which is the amount of the Purchase Price allocated to KBC-Santa Fe Springs pursuant to paragraph 2(b) of the Agreement. The parties understand and agree that KBC-Santa Fe Springs is being deleted from the portfolio constituting the Property being sold to Buyer pursuant to the Agreement.

      3. Purchase Price Reduction. The portion of the Purchase Price allocated in paragraph 2(a) of the Agreement to KBC-Irvine of "$11,600,000" is hereby reduced to "$11,200,000". For all purposes and with respect to all references in the Agreement, the Purchase Price allocated to KBC-Irvine shall be $11,200,000. As a result of the deletion of KBC-Santa Fe Springs from the Property, and the reduction in the Purchase Price allocated to KBC-Irvine described above, Seller and Buyer agree that for all purposes of the Agreement, the aggregate Purchase Price for KBC-Irvine, KBC-Garden Grove, KBC-Tustin and KW is Forty One Million Eight Hundred Thousand Dollars ($41,800,000), subject to adjustment by the prorations contained in the Agreement and in paragraph 4, below.

      4. Income Credit. Seller agrees to credit Buyer at Closing for certain prepaid income in the amount of One Hundred Thousand Dollars ($100,000). Such credit shall not affect the terms and provisions of paragraph 11(b) of the Agreement regarding the proration of Tenant Rents.

      5. Close of Escrow. In the last sentence of Section 4(b) of the Agreement, the date of "June 12, 1998" is extended to "June 18, 1998". Notwithstanding anything to the contrary contained in the Agreement, the Closing Date shall be June 18, 1998.

      6. Contingency Matters. The "Contingency Period" shall be deemed to expire on the date this Amendment is executed by Buyer. The Seller and Buyer confirm and agree that, notwithstanding the expiration of the Contingency Period, the terms and conditions of paragraph 7(c)(i) of the Agreement remain in full force and effect.

      7. Buyer's Review of Title. Buyer hereby provides Seller with Buyer's Title Notice pursuant to paragraph 7(a)(ii) as follows: with respect to KBC-Garden Grove, KBC-Tustin and KBC-Irvine, certain of the improvements at each Project encroach over utility easements and into the respective City setback areas. The Title Company has indicated they will provide affirmative insurance over such encroachments upon receipt of evidence from the easement holders and from the City regarding such parties acceptance of the encroachments. Buyer has requested such evidence from the easement holders and City. Buyer disapproves the encroachments of the above describe improvements into the easement and setback areas, but will waive such disapproval upon receipt of confirmation that the Title Company will issue appropriate affirmative title insurance coverage for such matters. The provisions of this paragraph 7 shall not extend the Closing.

      8.    Execution by David P. Middlemas. Execution of the Agreement by David
P. Middlemas was in his capacity as the president of the general partner of The Middlemas Group, L.P., a partner of KBD. By its execution of this Amendment, KBD hereby ratifies and affirms the terms and conditions of the Agreement.

      9. Counterparts. This Amendment may be executed in counterparts, each of which shall be deemed an original and all of which shall constitute one and the same agreement with the same effect as if all parties had signed the same signature page.

This Amendment shall be deemed executed and delivered upon each party's delivery of executed signature pages, which signature pages may be delivered by facsimile with the same effect as delivery of the originals.

      10. Confirmation. Except as expressly set forth herein, the Agreement remains unmodified and in full force and effect.

      IN WITNESS WHEREOF, Buyer and Seller have executed this Amendment of the date first set forth above.

                                    BUYER:

                                    PACIFIC GULF PROPERTIES INC.,
                                    a Maryland corporation

                                    By:  /s/  DONALD G. HERRMAN
                                       ---------------------------------
                                              Donald G. Herrman, EVP
                                       ---------------------------------
                                            (Print Name and Title)


                                    SELLER:

"KBD"                               KBD PARTNERS, a California general
                                    partnership

                                    By:
                                       ---------------------------------
                                         Timothy L. Strader
                                         Its: Partner

                                    By:  The Middlemas Group, L.P., a
                                         California limited partnership
                                         Its: Partner

                                         By:  Westmont Investment Company,
                                              Inc., a California corporation
                                              Its: Sole General Partner

                                              By: /s/ DAVID P. MIDDLEMAS
                                                 ------------------------------
                                                      David P. Middlemas
                                                 Its: President



                      (SIGNATURES CONTINUED ON NEXT PAGE)

                   [SIGNATURES CONTINUED FROM PREVIOUS PAGE]


"Garden Grove"                     GARDEN GROVE ASSOCIATES, a California
                                   general partnership

                                   By:  KBD Partners,
                                        a California general partnership
                                        Its: Managing General Partner


                                        By:  /s/ TIMOTHY L. STRADER
                                            --------------------------------
                                                 Timothy L. Strader
                                            Its: Partner


                                        By:   The Middlemas Group, L.P., a
                                              California limited partnership
                                              Its:  Partner

                                              By:  Westmont Investment
                                                   Company, Inc., a
                                                   California corporation
                                                   Its:  Sole General Partner


                                                   By:  /s/ DAVID P. MIDDLEMAS
                                                       -------------------------
                                                            David P. Middlemas
                                                       Its: President


"Fagerholm"                        FAGERHOLM FAMILY PARTNERS, L.P.
                                   a Washington limited partnership

                                   By:  The Fagerholm Company,
                                        a Washington corporation
                                        Its:  Sole General Partner


                                        By:  /s/ RODGER FAGERHOLM
                                            ------------------------------------
                                                 Rodger Fagerholm
                                            Its: President



                      [SIGNATURES CONTINUED ON NEXT PAGE]

                   [SIGNATURES CONTINUED FROM PREVIOUS PAGE]


"Koll-Tustin"                 KOLL TUSTIN BUSINESS CENTER, LTD.,
                              a California limited partnership

                              By: KBD Partners,
                                  a California general partnership
                                  Its: Sole General Partner

                                  By: /s/ TIMOTHY STRADER
                                     -------------------------------
                                          Timothy L. Strader
                                     Its: Partner

                                  By: The Middlemas Group, L.P., a
                                      California limited partnership
                                      Its: Partner

                                      By: Westmont Investment
                                          Company, Inc., a
                                          California corporation
                                          Its: Sole General Partner

                                      By: /s/ DAVID P. MIDDLEMAS
                                         ---------------------------
                                              David P. Middlemas
                                         Its: President


"Koll-KW"                     KOLL-KW, LTD.,
                              a California limited partnership

                              By: KBD Partners,
                                  a California general partnership
                                  Its: Sole General Partner

                                  By: /s/ TIMOTHY L. STRADER
                                     -------------------------------
                                          Timothy L. Strader
                                     Its: Partner

                                  By: The Middlemas Group, L.P., a
                                      California limited partnership
                                      Its: Partner

                                      By: Westmont Investment
                                          Company, Inc., a
                                          California corporation
                                          Its: Sole General Partner

                                      By: /s/ DAVID P. MIDDLEMAS
                                         ---------------------------
                                              David P. Middlemas
                                         Its: President

                         AGREEMENT OF PURCHASE AND SALE
                          AND JOINT ESCROW INSTRUCTIONS

                         AGREEMENT OF PURCHASE AND SALE
                          AND JOINT ESCROW INSTRUCTIONS

                                Table of Contents

1        Purchase and Sale......................................................2
2.       Purchase Price.........................................................2
3.       Payment of Purchase Price..............................................3
4.       Escrow.................................................................4
5.       Condition of Title.....................................................4
6.       Title Policies.........................................................5
7.       Conditions to Close of Escrow..........................................5
8.       Deposits by Seller....................................................16
9.       Deposits by Buyer.....................................................18
10.      Costs and Expenses....................................................19
11.      Prorations............................................................19
12.      Disbursements and Other Actions by Escrow Holder......................22
13.      Seller's Covenants, Representations and Warranties....................23
14.      Buyer's Covenants, Representations and Warranties.....................26
15.      Liquidated Damages....................................................28
16.      Waiver Of Right To Specific Performance...............................29
17.      Damage or Condemnation Prior to Closing...............................29
18.      Notices...............................................................30
19.      Brokers...............................................................31
20.      Legal Fees............................................................31
21.      Assignment............................................................31
22.      Miscellaneous.........................................................32
23.      Exchange..............................................................33

EXHIBIT "A-1"      LEGAL DESCRIPTION OF KBC-IRVINE
EXHIBIT "A-2"      LEGAL DESCRIPTION OF KBC-SANTA FE SPRINGS
EXHIBIT "A-3"      LEGAL DESCRIPTION OF KBC-GARDEN GROVE
EXHIBIT "A-4"      LEGAL DESCRIPTION OF KBC-TUSTIN
EXHIBIT "A-5"      LEGAL DESCRIPTION OF KW
EXHIBIT "B"        GRANT DEED
EXHIBIT "C"        TENANT'S ESTOPPEL CERTIFICATE
EXHIBIT "D"        INTENTIONALLY OMITTED
EXHIBIT "E"        SELLER'S TAX CERTIFICATE
EXHIBIT "F"        ASSIGNMENT OF LEASE AND ASSUMPTION AGREEMENT
EXHIBIT "G"        ASSIGNMENT OF CONTRACTS AND ASSUMPTION AGREEMENT
EXHIBIT "H"        INTENTIONALLY OMITTED
EXHIBIT "I"        IDENTIFICATION OF ENVIRONMENTAL REPORTS
EXHIBIT "J"        KBC-TUSTIN GROUND LEASE ASSIGNMENT

EXHIBIT "K"        ASSIGNMENT OF SUBLEASE
EXHIBIT "L"        KW SUBLEASE ASSIGNMENT
EXHIBIT "M"        WAREHOUSE ASSIGNMENT
EXHIBIT "N"        GROUND LEASE IMPROVEMENT GRANT DEED
EXHIBIT "O"        ASSIGNMENT OF SETTLEMENT AGREEMENT
EXHIBIT "P"        GENERAL ASSIGNMENT
EXHIBIT "Q"        GROUND LESSOR ESTOPPEL CERTIFICATE
EXHIBIT "R"        SELLER'S GROUND LEASE ESTOPPEL CERTIFICATE

                         AGREEMENT OF PURCHASE AND SALE
                          AND JOINT ESCROW INSTRUCTIONS


TO: Fidelity National Title Insurance Company    Escrow Nos. 615011-615015
    2510 North Red Hill Avenue, Suite 100        Escrow Officer: Patty Beverly
    Santa Ana, California 92705                  Title Order Nos. 63741-RD, 63742-RD,
    ("Escrow Holder")                            63743-RD, 63744-RD and 63745-RD
                                                 Title Officer: Rick Dominick

        This AGREEMENT OF PURCHASE AND SALE AND JOINT ESCROW INSTRUCTIONS ("Agreement") is made and entered into as of this 13th day of April, 1998, by and between PACIFIC GULF PROPERTIES INC., a Maryland corporation ("Buyer"), and KBD PARTNERS, a California general partnership ("KBD"), GARDEN GROVE ASSOCIATES, a California general partnership ("Garden Grove"), FAGERHOLM FAMILY PARTNERS, L.P., a Washington limited partnership ("Fagerholm"), KOLL TUSTIN BUSINESS CENTER, LTD., a California limited partnership ("Koll-Tustin") and KOLL-KW, LTD., a California limited partnership ("Koll-KW"). KBD, Garden Grove, Fagerholm, Koll-Tustin and Koll-KW are collectively referred to herein as the "Seller".

                                    RECITALS:

        A. KBD is the owner of that certain real property located in the City of Irvine, County of Orange, State of California, located on Cartwright Road north of Main Street, consisting of approximately 8.46 gross acres of improved land, all of which is more particularly described on Exhibit "A-1" attached hereto, together with seven (7) R&D/Flex buildings located thereon, containing approximately 129,015 square feet of space, associated parking areas and other improvements located thereon ("KBC-Irvine").

        B. KBD is the owner of that certain real property located in the City of Santa Fe Springs, County of Los Angeles, State of California, located on the northeast corner of Slauson Avenue and Sorenson Avenue, consisting of approximately 7.57 gross acres of improved land, all of which is more particularly described on Exhibit "A-2" attached hereto, together with eight (8) multi-tenant buildings located thereon, containing approximately 120,119 square feet of space, associated parking areas and other improvements located thereon ("KBC-Santa Fe Springs").

        C. Garden Grove and Fagerholm, as tenants in common, are the owners of that certain real property located in the City of Garden Grove, County of Orange, State of California, located on Garden Grove Boulevard at Knott Avenue on/off ramp to Garden Grove (22) Freeway, consisting of approximately 13.98 gross acres of improved land, all of which is more particularly described on Exhibit "A-3" attached hereto, together with twelve (12) multi-tenant buildings located thereon, containing approximately 208,200 square feet of space, associated parking areas and other improvements located thereon ("KBC-Garden Grove").

        D. Koll-Tustin is the owner of a leasehold interest in that certain real property located in the City of Tustin, County of Orange, State of California, located at the southeast corner of Red Hill Avenue and Edinger Avenue, consisting of approximately 21.86 gross acres of improved land, all of which is more particularly described on Exhibit "A-4" attached hereto, together with fifteen (15) multi-tenant buildings located thereon, containing approximately 240,602 square feet of space, parking areas and other improvements; one (1) 582 unit mini warehouse (the "Mini Warehouse") project, containing approximately 65,485 square feet of space, parking areas and other improvements; and approximately four (4) acres of such Project of which has been sub-ground leased by Koll-Tustin's predecessor-in-interest, as sublessor, to the predecessor-in-interest of Rustic Restaurant, Inc., a California corporation ("Rustic"), as sublessee (the "Barn Subgroundlease"), which portion of the Project has been improved with The Barn Restaurant (collectively, "KBC-Tustin").

        E. Koll-KW is the owner of a subleasehold interest in that certain real property located in the City of Tustin, County of Orange, State of California, located contiguous to the eastern boundary of KBC-Tustin, consisting of approximately 10.1 gross acres of improved land, all of which is more particularly described on Exhibit "A-5" attached hereto, together with one (1) dock high warehouse building located thereon, containing approximately 60,000 square feet of space, parking areas and other improvements and one (1) recreational vehicle storage facility ("RV Storage Facility") (collectively, "KW").

        F. KBC-Irvine, KBC-Santa Fe Springs, KBC-Garden Grove, KBC-Tustin and KW are collectively referred to herein as the "Property" and may be referred to herein individually as a "Project".

        NOW THEREFORE, in consideration of the mutual covenants and agreements herein contained and for other good and valuable consideration the receipt and sufficiency of which are hereby acknowledged, Seller and Buyer hereby agree that the terms and conditions of this Agreement and the instructions to Escrow Holder with regard to the escrow ("Escrow") created pursuant hereto are as follows:

                                   AGREEMENT:

        1. Purchase and Sale. Seller agrees to sell the Property to Buyer, and Buyer agrees to purchase the Property from Seller, upon the terms and conditions herein set forth.

        2. Purchase Price. The purchase price ("Purchase Price") for the Property shall be Forty-Eight Million Seven Hundred Thousand Dollars ($48,700,000.00). The Purchase Price shall be allocated to each Project as follows:

               (a) KBC-Irvine                       $11,600,000.00
               (b) KBC-Santa Fe Springs             $ 6,500,000.00
               (c) KBC-Garden Grove                 $11,650,000.00
               (d) KBC-Tustin                       $15,950,000.00
               (e) KW                               $ 3,000,000.00

        3. Payment of Purchase Price. The Purchase Price for the Property shall be paid by Buyer as follows:

                (a) Deposit. Upon the "Opening of Escrow" (as defined in Paragraph 4(a) below), Buyer shall deposit, or cause to be deposited with Escrow Holder, in cash, by certified or bank cashier's check made payable to Escrow Holder, or by a confirmed wire transfer of funds (hereinafter referred to as "Immediately Available Funds"), the sum of Five Hundred Thousand Dollars ($500,000) (the "Deposit"). Escrow Holder shall place the Deposit in an interest bearing account. Such account shall have no penalty for early withdrawal and Buyer shall accept all risks with regard to such account. Upon the expiration of the "Contingency Period" (as defined in Paragraph 7(a)(i) below), the Deposit (excluding any interest accrued thereon) shall be released by Escrow Holder to Seller. Buyer covenants and agrees to execute any written instructions that Escrow Holder may require to release the Deposit as aforesaid. The Deposit and the interest accrued thereon (if same has not previously been released to Buyer) shall be applicable to the Purchase Price upon the "Close of Escrow" (as defined in Paragraph 4(b) below) and shall be nonrefundable to Buyer if Buyer fails to acquire the Property as provided herein and such failure constitutes a default by Buyer hereunder.

                (b) Assumption of Garden Grove Encumbrance. A portion of the Purchase Price shall be deemed paid by Buyer's acquiring title to KBC-Garden Grove encumbered by, and Buyer's assumption of, the Garden Grove Encumbrance. As used herein, the term "Garden Grove Encumbrance" shall mean collectively, (1) that certain Deed of Trust and Security Agreement and Fixture Filing with Assignment of Leases and Rents dated May 2, 1996 by and among Garden Grove, as borrower, Fagerholm, as non-borrower trustor, Fidelity National Title Insurance Company, as trustee, and Indianapolis Life Insurance Company, an Indiana corporation, as beneficiary ("Beneficiary"), and recorded May 9, 1996 in the Official Records of Orange County, California, as Instrument No. 19960232315 ("Garden Grove Deed of Trust"); and (2) any other instruments given as security for the repayment of that certain promissory note ("Garden Grove Note") in the original principal amount of $2,625,000.00 made payable by Garden Grove to Beneficiary. The exact outstanding principal balance of the Garden Grove Encumbrance as of the Close of Escrow shall be established by a statement from Beneficiary placed into Escrow at least three (3) days prior to the Close of Escrow, and Buyer shall be credited with such Garden Grove Encumbrance upon the Close of Escrow.

                (c) Closing Funds. Prior to the Close of Escrow, Buyer shall deposit or cause to be deposited with Escrow Holder, in Immediately Available Funds, the balance of the Purchase Price adjusted for the Deposit, the current outstanding balance of the Garden Grove Encumbrance as established by Beneficiary and Escrow Holder's estimate of Buyer's share of closing costs, prorations and charges payable pursuant to this Agreement.

        4. Escrow.

                (a) Opening of Escrow. For purposes of this Agreement, the Escrow shall be deemed opened on the date Escrow Holder shall have received (i) a fully executed original or originally executed counterparts of this Agreement from Seller and Buyer, and (ii) the Deposit from Buyer (the "Opening of Escrow"). Escrow Holder shall notify Buyer and Seller, in writing, of the date Escrow is opened. Buyer and Seller agree to execute, deliver and be bound by any reasonable or customary supplemental escrow instructions of Escrow Holder or other instruments as may reasonably be required by Escrow Holder in order to consummate the transaction contemplated by this Agreement. Any such supplemental instructions shall not conflict with, amend or supersede any portions of this Agreement. To the extent of any inconsistency between the provisions of such supplemental instructions and the provisions of this Agreement, the provisions of this Agreement shall control.

                (b) Close of Escrow. For purposes of this Agreement, the "Close of Escrow" shall be defined as the date that the "Grant Deeds" (as defined in Paragraph 8(a) below), in the form attached hereto as Exhibit "B", the "KBC-Tustin Ground Lease Assignment" (as defined in Paragraph 8(h) below), in the form attached hereto as Exhibit "J", the "KW Sublease Assignment" (as defined in Paragraph 8(j) below), in the form attached hereto as Exhibit "L" and the "Ground Lease Improvement Grant Deeds" (as defined in Paragraph 8(t) below), in the form attached hereto as Exhibit "N", as applicable, are recorded in the public records of the county in which each such Project is located (the "Official Records"). This Escrow shall close on or before June 12, 1998 ("Closing Date"), or such earlier or later date as may be mutually agreed to by Buyer and Seller.

        5. Condition of Title. It shall be a condition to the Close of Escrow for Buyer's benefit that Seller's interest in each Project shall be conveyed to Buyer by the Grant Deed, the KBC-Tustin Ground Lease Assignment, the KW Sublease Assignment and/or the Ground Lease Improvement Grant Deeds, as applicable, subject to the following condition of title ("Condition of Title"):

                (a) a lien to secure payment of general and special real property taxes and assessments, not delinquent;

                (b) the lien of supplemental taxes assessed pursuant to Chapter
        3.5 commencing with Section 75 of the California Revenue and Taxation Code;

                (c) matters affecting the Condition of Title created by or with the written consent of Buyer;

                (d) all matters which are disclosed by the "Surveys" (as defined in Paragraph 7(a)(ii) below) of each Project which are approved or deemed approved by Buyer as provided therein;

                (e) all exceptions which are disclosed by the "Reports" described in Paragraph 7(a)(ii) below which are approved or deemed approved by Buyer as provided therein;

                (f) all matters which would be disclosed by a physical inspection or survey of the Property;

                (g) all applicable laws, ordinances, rules and governmental regulations (including, but not limited to, those relative to building, zoning and land use) affecting the development, use, occupancy or enjoyment of each Project; and

                (h) with respect to KBC-Garden Grove only, the Garden Grove Deed of Trust.

        Notwithstanding anything herein to the contrary or any approval or consent given by Buyer hereunder, except for those matters described in Paragraphs 5(a), 5(b) and 5(h) above, Seller shall cause all mortgages, deeds of trust and other monetary encumbrances, including without limitation, all mechanic's liens, to be released and reconveyed from the Property on or prior to the Close of Escrow. Not, withstanding the foregoing, any assumption fees payable in connection with Buyer's assumption of the Garden Grove Encumbrance shall be payable by Buyer. Similarly, any prepayment fees payable upon Buyer's prepayment of the Garden Grove Encumbrance, following assumption, shall be the responsibility of Buyer.

        6. Title Policies. Title shall be evidenced by the willingness of Escrow Holder in its capacity as title insurer ("Title Company") to issue an ALTA Owner's Form Policy of Title Insurance or an ALTA Leasehold Form Policy of Title Insurance, as applicable (Form B, Rev. 10/17/70, with Endorsement Form 1 Coverage) (individually, a "Title Policy" and collectively, the "Title Policies"), in the aggregate amount of the Purchase Price, showing title to each Project vested in Buyer, subject only to the Condition of Title. Each Title Policy shall provide full coverage against mechanics' and materialmen's liens and shall contain, to the extent required by Buyer, the CLTA 100 (modified for an owner), 101.4, 103.7, 116, 116.1, 116.4 and 116.7 endorsements.

        7. Conditions to Close of Escrow.

                (a) Conditions to Buyer's Obligations. Buyer's obligation to consummate the transaction contemplated by this Agreement is subject to the satisfaction, in Buyer's sole, absolute and subjective discretion, of the following conditions for Buyer's benefit (or Buyer's waiver thereof, it being agreed that Buyer may waive any or all of such conditions) on or prior to the dates designated below for the satisfaction of such conditions. In the event Buyer terminates this Agreement and the Escrow due to the nonsatisfaction of any of such conditions, then Buyer shall be entitled to the return of the Deposit and all interest accrued thereon and both Seller and Buyer shall be relieved of all further obligations and liabilities under this Agreement (except for the indemnity and insurance obligations of Buyer set forth in Paragraph 7(a)(i)(A) below and the covenants of Buyer set forth in Paragraph 22(a) below, which shall survive any such termination).

                        (i) Contingency Matters. Buyer shall have until 5 p.m.
                on May 28, 1998 (such period of time shall be referred to herein as the "Contingency Period") to satisfy itself, in Buyer's sole, absolute and subjective discretion, as to the following matters:

                                (A) Buyer's Review of the Property and Related
                        Matters. Buyer shall be satisfied with all aspects of the Property and its condition and suitability for Buyer's intended use thereof, including, without limitation, the zoning for each Project and the availability of all permits, licenses, variances and the like necessary for Buyer's intended use of each Project. During the term of this Escrow, Buyer, its agents, contractors and subcontractors shall have the right to enter upon the Property, at reasonable times during ordinary business hours following not less than twenty-four (24) hours prior notice to Seller, to make such inspections, surveys and tests as may be necessary in Buyer's discretion (provided, however, that, although Buyer retains the right to conduct further roof inspections, Buyer acknowledges Buyer has previously conducted roof inspections and hereby waives any contingency regarding the roofs at the Property), including, without limitation, soils tests, toxic waste analysis, geological and/or engineering studies and land use or related studies; provided, however, if Buyer proposes to make any tests in connection with any Phase II environmental report or any other tests which involve drilling, boring or other similar intrusive or invasive action on or under the Property, then Buyer shall obtain Seller's written consent prior to making any such tests, which consent may be withheld in Seller's sole, absolute and subjective discretion. Buyer shall use care and consideration in connection with any of its inspections or tests and Seller shall have the right to be present during any inspection of the Property by Buyer or its agents. Buyer shall restore the Property to its condition existing prior to such inspections or tests after any and all tests and/or inspections. Buyer hereby indemnifies, protects, defends (with counsel chosen by Seller) and holds Seller and the Property free and harmless from and against any and all costs, losses, liabilities, damages, lawsuits, judgments, actions, proceedings, penalties, demands, attorneys' fees, mechanic's liens, or expenses of any kind or nature whatsoever, arising out of or resulting from (i) any entry and/or activities upon the Property by Buyer, Buyer's agents, contractors and/or subcontractors, and/or the contractors and subcontractors of such agents, or (ii) from the enforcement of this agreement of indemnity or the assertion by Buyer of any defense to its obligations hereunder.

                                Prior to any entry upon the Property by Buyer's
                        agents, contractors, subcontractors or employees, Buyer shall deliver to Seller an original endorsement to Buyer's commercial general liability insurance policy which evidences that Buyer is carrying a commercial general liability insurance policy with a financially responsible insurance company acceptable to Seller, covering (i) the activities of Buyer, and Buyer's agents, contractors, subcontractors and employees on or upon the Property, and (ii) Buyer's indemnity obligation contained in this Paragraph 7(a)(i)(A). Such endorsement to such insurance policy shall evidence that such insurance policy shall have a per occurrence limit of at least One Million Dollars ($1,000,000) and an aggregate limit of at least Five Million Dollars ($5,000,000), shall name Seller as an additional insured, shall be primary and noncontributing with any other insurance available to Seller and shall contain a full waiver of subrogation clause.

                                (B) Review and Approval of Documents and
                        Materials. On or before April 13, 1998, Seller shall deliver or have previously delivered to Buyer those documents and materials respecting each Project set forth below (the "Documents and Materials"). The failure of Buyer to disapprove any of the Documents and Materials on or before the expiration of the Contingency Period shall be deemed to constitute Buyer's approval thereof:

                                        (a) Tenant Leases. A complete copy of
                                all leases and lease guaranties, if any
                                (individually, a "Lease" and collectively, the "Leases"), between Seller and the tenants (individually, a "Tenant" and collectively, the "Tenants") for each Project (including, without limitation, the Barn Subgroundlease), which Leases will be identified on the Rent Roll for each Project;

                                        (b) Improvement Plans. Complete
                                "as-built" plans, drawings and specifications relating to the improvements for each Project, if available;


                                        (c) Soils, Environmental and Engineering
                                Reports. All existing and available soils, environmental and building reports and engineering data pertaining to each Project and any and all architectural studies, grading plans, topographical maps and similar data respecting each Project, if available;

                                        (d) Contracts. Copies of all service and
                                maintenance contracts and warranties, if any, currently in effect with respect to each Project (the "Contracts"). Prior to the expiration of the Contingency Period, Buyer shall designate which Contracts, if any, Buyer approves and agrees to assume as of the Close of Escrow;

                                        (e) Intentionally Omitted;

                                        (f) Rent Rolls. A rent roll ("Rent
                                Rolls") for each Project prepared as of the Opening of Escrow;

                                        (g) Settlement Agreement. A copy of that
                                certain Settlement Agreement and Mutual General Release ("Settlement Agreement") between Koll-KW, Koll-Wells, Ltd., Koll Management Services, Deborah Stuefloten and Scott Flemer, on the one hand, and Jean B. Fairchild, Kevin Fairchild and Richard Fairchild, all individually and doing business as Rick's R.V. Storage (collectively, the "Fairchild Parties"), on the other hand, together with all pertinent pleadings filed in Case No. 769733 of the California Superior Court for Orange County, California;

                                        (h) Mini Warehouse Rental Agreements.
                                The form of rental agreement used for the Mini Warehouse (A complete copy of all rental agreements for the Mini Warehouse ("Mini Warehouse Rental Agreements" between Seller and the renters at the Mini Warehouse) shall be available for review and copying (at Buyer's sole cost and expense) at Seller's Property Management Office);

                                        (i) KBC-Tustin Ground Lease. A complete
                                copy of the ground lease (the "KBC-Tustin Ground Lease") to which KBC-Tustin is subject;

                                        (j) KW Sublease. A complete copy of the
                                ground lease ("Master Lease") and the ground sublease ("KW Sublease") to which KW is subject;

                                        (k) Surveys. The most recent survey of
                                each project in Seller's possession;

                                        (l) Tax Statements. Copies of the most
                                recent real property tax bills for each Project;

                                        (m) Cash-Actual/Budget Variance Reports.
                                Copies of the Cash-Actual/Budget Variance
                                Reports for each Project for the calendar years of 1995, 1996 and 1997 and for the first quarter of 1998 and a current rent delinquency report, if available;

                                        (n) Permits and Certificates of
                                Occupancy. A copy of zoning compliance, building permit confirmation and certificates of occupancy for each Project in Seller's possession, if any;

                                        (o) Garden Grove Encumbrance. A copy of
                                the Garden Grove Deed of Trust, the Garden Grove Note and any other pertinent documents relating to the Garden Grove Encumbrance; and

                                        (p) License and Indemnity Agreement. A
                                copy of that certain "License and Indemnity
                                Agreement" (as defined in Paragraph 7(c)(ii) below); provided, that Buyer complies with that certain Confidentiality Letter Agreement dated March 4, 1998.

                        Buyer she have the fight, at Buyer's sole cost and
                expense, upon providing Seller with at least forty-eight (48) hours prior written notice, to have an audit of each Project prepared by an independent public accounting firm designated by Buyer, sufficient to comply with Buyer's reporting requirements to the Securities and Exchange Commission. Buyer acknowledges and agrees that (i) it shall use its best efforts to cause the audit to be completed as expeditiously as possible; and (ii) it shall use commercially reasonable efforts to not interfere with Sellees business operations during the period of the audit.

                        If, during the Contingency Period, Buyer determines that
                it is dissatisfied, in Buyer's sole, absolute and subjective discretion, with any aspects of the Property and/or its condition or suitability for Buyer's intended use or with any of the Documents and Materials, then Buyer may terminate this Agreement and the Escrow created pursuant hereto by delivering written notice to Seller on or before the expiration of the Contingency Period of Buyer's election to terminate, in which event (i) this Agreement and the Escrow created pursuant hereto shall terminate and be of no further force or effect (except for the indemnity and insurance obligations of Buyer contained above in Paragraph 7(a)(i)(A) and the covenants of Buyer set forth in Paragraph 22(a) below, which shall survive any such termination), (ii) Escrow Holder shall return to Buyer the Deposit and all interest accrued thereon (less Buyer's share of escrow cancellation charges), and (iii) Buyer shall return to Seller all Documents and Materials previously delivered to Buyer by Seller. If Buyer fails to deliver any such termination notice to Seller on or before the expiration of the Contingency Period, then Buyer shall be deemed to be satisfied with all aspects of the Documents and Materials, and with all aspects of the Property, including, without limitation, the condition and suitability of the Property for Buyer's intended use.

                        (ii) Buyer's Review of Title. Buyer shall have until the
                expiration of the Contingency Period (the "Title Review Period") to approve (A) a standard preliminary report from the Title Company for each Project, together with the underlying documents relating to the Schedule B exceptions set forth in each report and the legal description of each Project (individually, a "Report" and collectively, the "Reports") and (B) a survey of each Project (individually, a "Survey" and collectively, the "Surveys"). Buyer shall have until the end of the Title Review Period to give Seller written notice ("Buyer's Title Notice") of Buyer's disapproval or conditional approval of any matters shown in the Reports or disclosed by the Surveys. The failure of Buyer to give Buyer's Title Notice on or before the end of the Title Review Period shall be deemed to constitute Buyer's approval of the condition of title to each Project. If Buyer disapproves or conditionally approves any matter of title shown in the Reports, then Seller may, but shall have no obligation to, within five (5) business days after its receipt of Buyer's Title Notice ("Seller's Election Period"), elect to eliminate or ameliorate to Buyer's satisfaction the disapproved or conditionally approved title matters by giving Buyer written notice ("Seller's Title Notice") of those disapproved or conditionally approved title matters, if any, which Seller agrees to so eliminate or ameliorate by the Closing Date, provided, that, Seller shall have no obligation to pay any consideration or incur any liability in order to eliminate or ameliorate such disapproved title matters. If Seller does not elect to eliminate or ameliorate any disapproved or conditionally approved title matters, or if Buyer disapproves Seller's Title Notice, or if Seller fails to timely deliver Seller's Title Notice, then Buyer shall have the right, upon delivery to Seller (on or before five (5) business days following the expiration of Seller's Election Period) of a written notice, to either: (A) waive its prior disapproval, in which event said disapproved matters shall be deemed approved; or (B) terminate this Agreement and the Escrow created pursuant hereto, in which event Buyer shall be entitled to the return of the Deposit, together with all interest accrued thereon while in Escrow. Failure to take either one of the actions described in
                (A) and (B) above shall be deemed to be Buyer's election to take the action described in (A) above. If, in Seller's Title Notice, Seller has agreed to either eliminate or ameliorate to Buyer's satisfaction by the Closing Date certain disapproved or conditionally approved title matters described in Buyer's Title Notice, but Seller is unable to do so, then Buyer shall have the right (which shall be Buyer's sole and exclusive right or remedy for such failure), upon delivery to Seller (on or before one (1) business day prior to the Closing Date) of a written notice to either: (x) waive its prior disapproval, in which event said disapproved matters shall be deemed approved; or (y) terminate this Agreement and the Escrow created pursuant hereto, in which event Buyer shall be entitled to the return of the Deposit, together with all interest accrued thereon while in Escrow. Failure to take either one of the actions described in (x) and
                (y) above shall be deemed to be Buyer's election to take the action described in (x) above. In the event this Agreement is terminated by Buyer pursuant to the provisions of this Paragraph 7(a)(ii), neither party shall have any further rights or obligations hereunder except that the indemnity and insurance obligations of Buyer set forth in Paragraph 7(a)(i)(A) above and the covenants of Buyer set forth in Paragraph 22(a) below shall survive any such termination.

                        (iii) Seller's Obligations. As of the Close of Escrow,
                Seller shall have performed all of the obligations required to be performed by Seller under this Agreement.

                        (iv) Estoppel Certificates. Buyer shall have received an
                estoppel certificate (individually, an "Estoppel Certificate" and collectively, the "Estoppel Certificates") duly executed by one hundred percent (100%) of the Tenants at KW (exclusive of the Fairchild Parties and any renters at the RV Storage Facility), one hundred percent (100%) of the Tenants at KBC-Irvine, eighty percent (80%) of the Tenants at KBC-Tustin (exclusive of any renters in the Mini Warehouse), seventy-five percent (75%) of the Tenants at KBC-Santa Fe Springs and seventy-five percent (75%) of the Tenants at KBC-Garden Grove, and dated not earlier than thirty (30) days prior to the expiration of the Contingency Period. The Estoppel Certificates shall be in the form of, and upon the terms contained in, Exhibit "C" attached hereto, with such modifications for each Tenant as may be requested by Seller and reasonably approved by Buyer. Seller shall deliver the original executed Estoppel Certificates to Buyer no later than five (5) days prior to the expiration of the Contingency Period. In the event that Seller has been unable to obtain the requisite number of Estoppel Certificates by five (5) days prior to the expiration of the Contingency Period, Seller shall have the right, but not the obligation, to extend from time to time the expiration of the Contingency Period and the Close of Escrow until the Estoppel Certificates have been obtained, provided that the expiration of the Contingency Period and the Close of Escrow shall in no event be extended for more than thirty (30) days. Buyer's failure to disapprove the Estoppel Certificates in writing prior to the expiration of the Contingency Period shall be deemed to constitute Buyer's approval thereof. As set forth above, Buyer acknowledges and agrees that Seller shall not provide nor be obligated to provide Buyer with estoppel certificates from the renters at the Mini Warehouse, the renters at the RV Storage Facility or the Fairchild Parties.

                        Seller shall use its commercially reasonable efforts to
                obtain the Estoppel Certificates from the requisite number of Tenants described above. Such commercially reasonable efforts shall not be construed to require Seller to threaten or initiate litigation, grant any concession or pay any consideration.

                        Seller shall provide Seller's own, separate certificate
                to Buyer (individually, a "Seller's Certificate" and collectively, the "Seller's Certificates") to the extent that Estoppel Certificates obtained from Tenants at KBC-Garden Grove are less than one hundred percent (100%) of the Tenants at KBC-Garden Grove, and to the extent that Estoppel Certificates obtained from Tenants at KBC-Santa Fe Springs are less than one hundred percent (100%) of the Tenants at KBC-Santa Fe Springs, and Buyer agrees to accept such Seller's Certificates; provided, however, that Buyer shall not be obligated to accept or approve any Seller's Certificate if Buyer has reason to believe any statement contained therein would be disputed or denied by the applicable Tenant; and, provided further, that Buyer shall not be obligated to accept or approve Seller's Certificates representing more than twenty-five percent (25%) of the Tenants at KBC-Garden Grove and more than twenty-five (25%) of the Tenants at KBC-Santa Fe Springs. Seller shall not be obligated to provide, and Buyer shall not be obligated to accept or approve Seller's Certificates for any Tenants at KW, KBC-Irvine and KBC-Tustin. The form of the Seller's Certificate is attached hereto as Exhibit "D". The Seller's Certificate(s) shall survive the Close of Escrow for a period of one (1) year. In the event a conflict arises as a result of any misstatement in a Seller's Certificate(s), Buyer and Seller acknowledge and agree that the maximum amount which Buyer can recover from Seller as damages for all such misstatement(s) is the sum of One Hundred Thousand Dollars ($100,000)in the aggregate. If an Estoppel Certificate's obtained after the expiration of the Contingency Period, the Estoppel Certificate shall replace the Seller's Certificate to the extent they are not inconsistent, and Seller shall not have obligations or liabilities under the Seller's Certificate to the extent that it is so replaced. Buyer agrees that it will use its commercially reasonable efforts to obtain the Estoppel Certificates from the Tenants, if the requisite number of Tenants fail to deliver the same prior to the expiration of the Contingency Period.


                        (v) Ground Lease Estoppel Certificates. Buyer shall have
                received an estoppel certificate from the ground lessor of the KBC-Tustin Ground Lease dated not earlier than thirty (30) days prior to the expiration of the Contingency Period, the ground lessor under the Master Lease, dated not earlier than thirty
                (30) days prior to the expiration of the Contingency Period and the ground sublessor of the KW Sublease, dated not earlier than thirty (30) days prior to the expiration of the Contingency Period. Said estoppel certificates shall be in the form attached hereto as Exhibit "Q" (collectively, the "Ground Lease Estoppel Certificates"). Seller shall deliver the executed Ground Lease Estoppel Certificates to Buyer no later than five (5) days prior to the expiration of the Contingency Period. In the event Seller has been unable to obtain the Ground Lease Estoppel Certificates five (5) days prior to the expiration of the Contingency Period, Seller shall have the right, but not the obligation, to extend from time to time the expiration of the Contingency Period and the Close of Escrow; provided that the expiration of the Contingency Period and the Close of Escrow shall in no event be extended more than thirty (30) days. Buyer's failure to disapprove the Ground Lease Estoppel Certificates in writing prior to the expiration of the Contingency Period shall be deemed to constitute Buyer's approval thereof. Seller shall use commercially reasonable efforts to obtain the Ground Lease Estoppel Certificates; provided, however, in no event shall Seller be required to threaten or initiate litigation or pay any consideration. In the event Seller cannot obtain the Ground Lease Estoppel Certificate(s), Seller may, but shall not be obligated, to provide its own, separate certificate to Buyer; provided, however, that Buyer shall not be obligated to accept or approve any Seller's Ground Lease Estoppel Certificate if Buyer has reason to believe any statement contained therein would be disputed or denied by the ground lessor or the ground sublessor, as applicable. The form of Seller's Ground Lease Estoppel Certificate is attached hereto as Exhibit "R". The Seller's Ground Lease Estoppel Certificate shall survive the Close of Escrow for a period of one (1) year. If a Ground Lease Estoppel Certificate is obtained after the expiration of the Contingency Period, the Ground Lease Estoppel Certificate shall replace the Seller's Ground Lease Estoppel Certificate to the extent it is not inconsistent, and Seller shall not have obligations or liabilities under the Seller's Ground Lease Estoppel Certificate to the extent that it is so replaced. Buyer agrees that it will use its commercially reasonable efforts to obtain the Ground Lease Estoppel Certificates from the ground lessor and/or ground sublessor if the

                Ground Lease Estoppel Certificate(s) are not delivered prior to the expiration of the Contingency Period.

                        (vi) All of Seller's representations and warranties
                contained in or made pursuant to this Agreement shall have been true and correct when made, and Seller shall have executed and delivered to Buyer Seller's Closing Certificate ("Closing Certificate") representing that all such representations and warranties are true and correct as of the Close of Escrow.

                        (vii) Seller shall have provided Buyer with updated Rent
                Rolls at least three (3) business days prior to Closing, which updated Rent Rolls must not indicate any material adverse change from the Rent Rolls last approved by Buyer.

                        (viii) There shall have been no material adverse change
                in or addition to the information or items reviewed and approved by Buyer during the Contingency Period.

                        (ix) Notwithstanding anything in this Agreement to the
                contrary, to induce Buyer to enter into this Agreement and to expend the time and resources necessary to evaluate the Property and possibly forego other opportunities while doing so, Seller hereby grants to Buyer the rights to terminate this Agreement provided herein. Such expenditures of time and resources and possible loss of opportunity by Buyer constitute adequate consideration for Seller's remaining bound by this Agreement (except as otherwise provided herein) notwithstanding such termination rights in Buyer.

                (b) Conditions to Seller's Obligations. For the benefit of Seller, the Close of Escrow shall be conditioned upon the occurrence or satisfaction (or Seller's waiver thereof, it being agreed that Seller may waive such condition) of the conditions set forth below:

                        (i) KBC-Tustin Ground Lessor Agreement. On or prior to
                the Close of Escrow, Koll-Tustin shall obtain the written agreement of the ground lessor under the KBC-Tustin Ground Lease to the assignment of the KBC-Tustin Ground Lease to Buyer, in the form attached to the KBC-Tustin Ground Lease Assignment. If Koll-Tustin does not obtain such agreement prior to the Close of Escrow, then Koll-Tustin may either waive this condition and proceed with the Close of Escrow, or extend the Closing Date until such time that the ground lessor's agreement is obtained; provided, however, in no event shall the Closing Date be extended more than thirty (30) days. After any such thirty (30) day extension, Seller shall be obligated to close regardless of whether or not such ground lessor's agreement has been obtained.

                        (ii) KW Ground Sublessor Agreement. On or prior to the
                Close of Escrow, Koll-KW shall obtain the written agreement of the ground sublessor under the KW Sublease to the assignment of the KW Sublease to Buyer, in the form attached to the KW Sublease Assignment. If Koll-KW does not obtain such agreement prior to the Close of Escrow, then Koll-KW may either waive this condition and proceed with the Close of Escrow, or extend the Closing Date until such time that the ground sublessor's agreement is obtained; provided, however, in no event shall the Closing Date be extended more than thirty (30) days. After such thirty (30) day period, Seller shall be obligated to close whether or not such ground sublessor's consent has been obligated.

                        (iii) CIGNA Approval. Koll-Tustin's obligation to
                perform its duties hereunder is contingent upon approval of the transaction by all required boards and committees in accordance with the standard policies and procedures of CIGNA Investments, Inc. Koll-Tustin shall seek such approvals during the period commencing on the Opening of Escrow and ending on that day which is twenty-one (21) days following the Opening of Escrow (the "CIGNA Approval Date"), and will notify Buyer promptly of the decisions of such boards and committees. If the transaction is not approved within such period of time, then Koll-Tustin may terminate this Agreement as it relates to KBC-Tustin by giving notice to Buyer in accordance with the provisions set forth herein, whereupon (1) KBC-Tustin shall be withdrawn from the Property to be conveyed to Buyer at the Close of Escrow, and (2) the Purchase Price shall be adjusted to reflect the elimination of KBC-Tustin from the Property to be conveyed to Buyer. Koll-Tustin's failure to provide such notice to Buyer on or before the CIGNA Approval Date of Koll-Tustin's election to terminate this Agreement as to KBC-Tustin pursuant to this Paragraph 7(b)(iii) shall be deemed the satisfaction of this condition, and Koll-Tustin shall have no further right to terminate this Agreement as to KBC-Tustin pursuant to this Paragraph 7(b)(iii).

                        (iv) As of the Close of Escrow, Buyer shall have timely
                performed all of the obligations required by the terms of this Agreement to be performed by Buyer.

                (c) Conditions to Buyer's and Seller's Obligations. For the benefit of Buyer and Seller, the Close of Escrow shall be conditioned upon the occurrence or satisfaction (or the waiver thereof) of the conditions set forth below:

                        (i) Release of Garden Grove Encumbrance. Seller and
                Buyer shall have received evidence satisfactory to Seller and Buyer that the Beneficiary has approved Buyer as the assignee of the Garden Grove Encumbrance, that Seller shall be released from its obligations under the Garden Grove Encumbrance, and that Buyer shall assume any and all obligations under the Garden Grove Encumbrance, including, but not limited to, Buyer's payment of any assumption fees payable in connection therewith and any prepayment penalties which may be payable upon Buyer's subsequent prepayment of such encumbrance. In the event Seller and Buyer do not receive satisfactory evidence of the foregoing, then, so long as the Beneficiary has at least agreed in writing that the transfer of KBC-Garden Grove to Buyer will not trigger
                Section 3.20 of the Garden Grove Deed of

                Trust, or otherwise be a default under the Garden Grove Encumbrance, Buyer shall nevertheless be obligated to purchase, and Seller shall nevertheless be obligated to sell, KBC-Garden Grove, except that Buyer shall be obligated to take title to KBC-Garden Grove subject to, and Seller shall be obligated to sell, the Garden Grove Encumbrance without Garden Grove being released thereunder. Buyer hereby agrees to indemnify, protect, defend (with counsel chosen by Seller) and hold harmless Seller, Seller's agents and Seller's successors and assigns from and against any and all claims, losses, liabilities and expenses, including, reasonable attorneys' fees, suffered or incurred by Seller by reason of any breach by Buyer from and after the Close of Escrow of any of Buyer's obligations under the Garden Grove Encumbrance. In addition, if Buyer is unable to assume the Garden Grove Encumbrance without Garden Grove being released thereunder, Buyer hereby agrees to indemnify, protect, defend (with counsel chosen by Seller) and hold harmless Seller, Seller's agents and Seller's successors and assigns from and against any and all claims, losses, liabilities and expenses, including, reasonable attorneys' fees and costs, suffered or incurred by Seller by reason of any action or proceeding arising out of, connected with or related to the Garden Grove Encumbrance arising or accruing after the Close of Escrow, including, but not limited to, Section 3.20 of the Garden Grove Deed of Trust, entitled "Acceleration Upon Sale or Encumbrance" and the Non-Recourse Carve Out provisions set forth in the Garden Grove Note. Seller hereby agrees to indemnify, protect, defend (with counsel chosen by Buyer) and hold harmless Buyer, Buyer's agents and Buyer's successors and assigns from and against any and all claims, losses, liabilities and expenses, including reasonable attorneys' fees, suffered or incurred by Buyer by reason of any breach by Seller prior to the Close of Escrow of Seller's obligations under the Garden Grove Encumbrance.

                        (ii) Assignment of Settlement Agreement. Concurrently
                with the Close of Escrow, KBD shall assign to Buyer, and Buyer shall assume from Seller, all of Seller's right, title and interest in and to that certain License and Indemnity Agreement dated May 19, 1997 ("License and Indemnity Agreement") by and among KBD and Great Lakes Chemical Corporation. Buyer acknowledges and agrees that it shall strictly comply with all provisions of the License and Indemnity Agreement, including, but not limited to, strict compliance with the confidentiality provision set forth therein. The assignment of the License and Indemnity Agreement shall be handled outside of Escrow, shall be in writing and shall be in a form mutually acceptable to KBD and Buyer. Buyer hereby agrees to indemnify, protect, defend (with counsel chosen by Seller) and hold harmless KBD, KBD's agents and KBD's successors and assigns from and against any and all claims, losses, liabilities and expenses, including, reasonable attorneys' fees, suffered or incurred by KBD by reason of any breach by Buyer from and after the Close of Escrow of any of Buyer's obligations under the License and Indemnity Agreement, including, but not limited to, Buyer's breach of the confidentiality provision set forth therein. Seller hereby agrees to indemnify, protect, defend (with counsel chosen by Buyer) and hold harmless Buyer, Buyer's agents and

                Buyer's successors and assigns from and against any and all claims, losses, liabilities and expenses, including reasonable attorneys' fees, suffered or incurred by Buyer by reason of any breach of Seller prior to the Close of Escrow of Seller's obligations under the Garden Grove Encumbrance.

        8. Deposits by Seller. At least one (1) business day prior to the Close of Escrow, Seller shall deposit or cause to be deposited with Escrow Holder the following documents and instruments:

                (a) Grant Deeds. Grant Deeds, in the form attached hereto as Exhibit "B", duly executed by the applicable Seller entity and acknowledged (individually, a "Grant Deed" and collectively, the "Grant Deeds"), whereby Seller shall transfer to Buyer fee title to KBC-Irvine, KBC-Santa Fe Springs and KBC-Garden Grove;

                (b) Seller's Tax-Certificates. A certificate of non-foreign status, for both federal and state ("Seller's Tax Certificates"), duly executed by KBD, Garden Grove, Fagerholm, Koll-Tustin and Koll-KW, as applicable, in the form attached hereto as Exhibit "E" as to the federal form and FTB 590 RE printed form as to the state form, completed to indicate that no withholding is required;

                (c) Leases. The original Leases in effect as of the Close of Escrow, together with the original Tenant correspondence files for each such Lease, if any;

                (d) Tenant Lease Assignments. A Tenant Lease Assignment for each Project (individually, an "Assignment of Leases" and collectively, the "Tenant Lease Assignments"), duly executed by KBD, Garden Grove, Fagerholm, Koll-Tustin or Koll-KW, as applicable, in the form attached hereto as Exhibit "F", pursuant to which each such Seller entity shall assign to Buyer all of such entity's right, title and interest in and to the Leases for the applicable Project;

                (e) Contracts. Any and all original Contracts, if any;

                (f) Assignment of Contracts and Assumption Agreements. An Assignment of Contracts and Assumption Agreement for each Project (individually, the "Assignment of Contracts" and collectively, the "Contract Assignments"), duly executed by KBD, Garden Grove, Fagerholm, Koll-Tustin or Koll-KW, as applicable, in the form attached hereto as Exhibit "G", pursuant to which each such Seller entity shall assign to Buyer all of such entity's right, title and interest in, under and to the Contracts for the applicable Project;

                (g) KBC-Tustin Ground Lease. The original KBC-Tustin Ground Lease and copies of all material correspondence related thereto, if any;

                (h) KBC-Tustin Ground Lease Assignment. A ground lease assignment (the "KBC-Tustin Ground Lease Assignment"), duly executed and acknowledged by Koll-Tustin and the ground lessor, if applicable, in the form attached hereto as Exhibit "J", pursuant to which Koll-Tustin shall assign to Buyer all of such entity's right, title and interest in the KBC-Tustin Ground Lease;

                (i) Master Lease/KW Sublease. A copy of the Master Lease and the original KW Sublease and copies of all material correspondence related to the KW Sublease, if any;

                (j) KW Sublease Assignment. A sublease assignment (the "KW Sublease Assignment"), duly executed and acknowledged by Koll-KW and the ground sublessor, if applicable, in the form attached hereto as Exhibit "L", pursuant to which Koll-KW shall assign to Buyer all of such entity's right, title and interest in the KW Sublease;

                (k) Barn Subgroundlease. The original Barn Subgroundlease, together with the original tenant correspondence file for such Subgroundlease, if any;

                (l) Assignment of Barn Subgroundlease. An assignment of the Barn Subgroundlease ("Barn Assignment"), duly executed and acknowledged by Koll-Tustin, in the form attached hereto as Exhibit "K", pursuant to which Koll-Tustin shall assign to Buyer all of its right, title and interest in the Barn Subgroundlease;

                (m) Bill of Sale. A Bill of Sale ("Bills of Sale") for each Project, duly executed, in the form attached hereto as Exhibit "H", conveying all of each such Seller entities' right, title and interest in and to any personal property owned by each such Seller entity which is used exclusively in connection with the operation and/or maintenance of each Project, including the golf cart, but excluding any office equipment or furniture located in the property management offices;

                (n) Tenant Letters. A letter for each Project signed by the appropriate Seller entity and addressed to the Tenants of such Project advising such Tenants of the sale of such Project to Buyer and directing that all future rent payments and other charges are to be forwarded to Buyer at an address to be supplied by Buyer;

                (o) Seller's Certificates. If required pursuant to the terms and provisions of Paragraph 7(a)(iv) hereof, an originally executed
        Seller's Certificate(s) substantially in the form attached hereto as Exhibit "D";

                (p) Seller's Ground Lease Estoppel Certificates. If required pursuant to the provisions of Paragraph 7(a)(v) hereof, an originally executed Seller's Ground Lease Estoppel Certificate;

                (q) Mini Warehouse Assignment. A warehouse rental agreement assignment ("Mini Warehouse Assignment"), duly executed and acknowledged by Koll-Tustin, in the form attached hereto as Exhibit "M", pursuant to which Koll-Tustin shall assign to Buyer a1l of such entity's right, title and interest in the Mini Warehouse Rental Agreements;

                (r) Settlement Agreement. A copy of the original Settlement Agreement;

                (s) Settlement Agreement Assignment. An assignment of the Settlement Agreement ("Assignment of Settlement Agreement"), duly executed by Koll-KW, in the form attached hereto as Exhibit "O", pursuant to which Koll-KW shall assign to Buyer all such entity's right, title and interest in the Settlement Agreement;

                (t) Ground Lease Improvement Grant Deeds. Grant deeds, in the form attached hereto as Exhibit "N", duly executed by the applicable Seller entity and acknowledged, pursuant to which the applicable Seller entity shall transfer to Buyer such entity's right, title and interest in and to the improvements which are subject to the KBC-Tustin Ground Lease and the KW Sublease, as applicable (the "Ground Lease Improvement Grant Deeds"); and

                (u) General Assignment. A general assignment for each Project (individually, a "General Assignment" and collectively, the "General Assignments"), in the form attached hereto as Exhibit "P", conveying Seller's right, title and interest in warranties, guaranties and utility deposits, if any, for each Project.

                (v) Garden Grove Assumption Agreement. If applicable, an Assignment and Assumption of the Garden Grove Note and the Garden Grove Deed of Trust or similar agreement ("Garden Grove Assumption Agreement") duly executed by Garden Grove, pursuant to which Buyer will assume Garden Grove's obligations with respect to the Garden Grove Encumbrance arising from and after the Close of Escrow.

                (w) Closing Certificate. The Closing Certificate, duly executed by Seller.

        9. Deposits by Buyer. Buyer shall deposit or cause to be deposited with Escrow Holder the Deposit which is to be applied towards the payment of the Purchase Price and the balance of the Purchase Price in the amounts and at the times set forth in Paragraph 3 above. In addition, Buyer shall deposit with Escrow Holder prior to the Close of Escrow the following documents and instruments:

                (a) Tenant Lease Assignments. Counterparts of the Assignment of Leases for each Project, duly executed by Buyer;

                (b) Contract Assignments. Counterparts of the Assignment of Contracts for each Project, duly executed by Buyer;

                (c) KBC-Tustin Ground Lease Assignment. A counterpart of the KBC-Tustin Ground Lease Assignment, duly executed and acknowledged by Buyer;

                (d) KW Sublease Assignment. A counterpart of the KW Sublease Assignment, duly executed and acknowledged by Buyer;

                (e) Barn Assignment. A counterpart of the Barn Assignment, duly executed and acknowledged by Buyer;

                (f) Mini Warehouse Assignment. A counterpart of the Warehouse Assignment, duly executed by Buyer;

                (g) Settlement Agreement Assignment. A counterpart of the Assignment of Settlement Agreement, duly executed by Buyer;

                (h) General Assignments. Counterparts of the General Assignments, duly executed by Buyer; and

                (i) Garden Grove Assumption Agreement. A counterpart of the Garden Grove Assumption Agreement, duly executed by Buyer.

        10. Costs and Expenses. The cost of the Surveys and of the CLTA portion of the Title Policies shall be paid by Seller and the premium and any additional costs for the ALTA extended coverage additional to the premium for CLTA coverage (including any costs and expenses incurred in connection with updating or revising the Surveys and/or preparing a new survey for a Project) and the cost of any endorsements to the Title Policies shall be paid by Buyer. Notwithstanding anything to the contrary herein, the parties hereto acknowledge and agree that if Buyer elects to update or revise the Surveys and/or prepare a new survey for a Project, such election shall in no event operate to extend the Closing Date as set forth in Paragraph 4(b). Any assumption fees and other fees (including legal fees) payable in connection with the assumption by Buyer of the Garden Grove Encumbrance shall be paid by Buyer. The escrow fee of Escrow Holder shall be shared equally by Seller and Buyer. Seller shall pay all documentary transfer taxes and recording fees payable in connection with the recordation of the Grant Deeds, the KBC-Tustin Ground Lease Assignment, the KW Sublease Assignment, the Barn Assignment and the Ground Lease Improvement Grant Deeds. Buyer and Seller shall pay, respectively, the Escrow Holder's customary charges to buyers and sellers for document drafting and miscellaneous charges. If, as a result of no fault of Buyer or Seller, Escrow fails to close, Buyer and Seller shall share equally all of Escrow Holder's fees and charges.

        Any closing costs or other expenses incurred by Seller shall be allocated to each Seller entity as such cost relates to that Seller entity's Project. If it is unclear how such costs should be allocated, such cost shall be allocated to each of the five (5) Projects by multiplying such cost by a fraction the numerator of which is the portion of the Purchase Price allocated to such Project and the denominator of which is the Purchase Price.

        11. Prorations. The following prorations shall be made between Seller and Buyer on the Close of Escrow, computed as of the Close of Escrow:

                (a) Taxes and Assessments. Real and personal property taxes and assessments on the Property (to the extent such taxes are not paid directly by Rustic under the Barn Subgroundlease) shall be prorated on the basis that Seller is responsible for (i) all such taxes for the fiscal year of the applicable taxing authorities occurring prior to the

        "Current Tax Period" (as hereinafter defined) and (ii) that portion of such taxes for the Current Tax Period determined on the basis of the number of days which have elapsed from the first day of the Current Tax Period to the Close of Escrow, inclusive, whether or not the same shall be payable prior to the Close of Escrow. The phrase "Current Tax Period" refers to the fiscal year of the applicable taxing authority in which the Close of Escrow occurs. In the event that as of the Close of Escrow the actual tax bills for the year or years in question are not available and the amount of taxes to be prorated as aforesaid cannot be ascertained, then rates and assessed valuation of the previous year, with known changes, shall be used, and when the actual amount of taxes and assessments for the year or years in question shall be determinable, then such taxes and assessments will be reprorated between the parties to reflect the actual amount of such taxes and assessments.

                (b) Tenant Rents. Rent and other receivables under the Leases, the Barn Subgroundlease, the Mini Warehouse Rental Agreements and the Settlement Agreement, including, but not limited to, any pass-through charges for real property taxes, pass through charges for common area maintenance charges and amounts owing as percentage rent, and any rents and other receivables (collectively, "Rents") shall be prorated as of the Close of Escrow on the basis of a thirty (30) day month and a three hundred sixty (360) day year and shall be accounted for as follows:

                        (i) Rents due and collected in the month of the Close of
                Escrow shall be prorated between Buyer and Seller;

                        (ii) Buyer shall be entitled to all Rents and other
                receivables accruing after the Close of Escrow, and Seller shall be entitled to all Rents collected after the Close of Escrow that were due and payable prior to the Close of Escrow; and

                        (iii) All Rents received by Buyer following the Close of
                Escrow shall be applied against the most recently accrued rent unless the Tenant has specified in writing that such payment relates to a rental prior to the Close of Escrow.

                Buyer covenants and agrees to use commercially reasonable efforts in the usual course of Buyer's operation of the Property after the Close of Escrow to collect and deliver to Seller all Rents or other payments that were due and payable under the Leases, the Mini Warehouse Rental Agreements, the Barn Subgroundlease and the Settlement Agreement prior to the Close of Escrow, but Buyer shall not be obligated to institute any lawsuit or collection procedures to collect delinquent Rents. Buyer acknowledges and agrees that Seller retains the right after the Close of Escrow to collect any and all delinquent Rents and other charges due under the Leases, the Mini Warehouse Rental Agreements, the Barn Subgroundlease and the Settlement Agreement, provided, however, that Seller shall not take any action of any kind that would disturb a tenant's possession or occupancy of its Premises or affect the validity or enforceability of any Lease, the Mini Warehouse Rental Agreements, the Barn Subgroundlease or the Settlement Agreement.

                (c) Security Deposit. Buyer shall be credited and Seller shall be charged with any security deposits and advanced rentals in the nature of a security deposit made by the Tenants under the Leases, by Rustic under the Barn Subgroundlease and by the renters under the Mini Warehouse Rental Agreements, if any.

                (d) Utilities. Gas, water, electricity, heat, fuel, sewer and other utilities and the operating expenses relating to each Project shall be prorated as of the Close of Escrow to that extent such items are not directly paid for by the Tenants under the Leases, by Rustic under the Barn Subgroundlease and/or by the Fairchild Parties under the Settlement Agreement. Seller hereby reserves the right to receive the return of any and all utility deposits previously made by Seller with utility companies, and Buyer will arrange for substitute deposits as may be required. If the parties hereto are unable to obtain final meter readings as of the Close of Escrow then such expenses shall be estimated as of the Close of Escrow on the prior operating history of each Project.

                (e) Ground Rents. Rents and other amounts due under the KBC-Tustin Ground Lease and the KW Sublease (collectively, the "Ground Rents") shall be prorated as of the Close of Escrow on the basis of a thirty (30) day month and a three hundred sixty (360) day year and shall be accounted for as follows: (i) Ground Rents due in the month of the Close of Escrow shall be prorated between Buyer and Seller; (ii) Ground Rents accruing after the Close of Escrow shall be paid by Buyer, and
        (iii) Ground Rents accruing prior to the Close of Escrow shall be paid by Seller prior to the Close of Escrow.

                (f) Garden Grove Encumbrance. Accrued and unpaid interest and all unpaid principal under the Garden Grove Note shall be credited to Buyer at the Close of Escrow based upon the Beneficiary Statement. Upon the Close of Escrow, title to any impound or escrow account under the Garden Grove Encumbrance for taxes, insurance or other payments thereunder shall be deemed assigned by Seller to Buyer and Seller shall be credited and Buyer shall be charged with the amount in such account as of the Close of Escrow.

                (g) Leasing Costs. Any "Leasing Costs" as defined in Paragraph 13(f) shall be prorated with Buyer receiving a credit for any unpaid Leasing Costs to which Seller is obligated to pay as set forth in Paragraph 13(f), and with Seller receiving a credit for any paid Leasing Costs to which Buyer is obligated to pay as set forth in Paragraph 13(f).

                (h) Allocations. All credits and prorations made pursuant to this Paragraph 11 shall be allocated to each Seller entity as such costs relate to that Seller's Project(s). If it is unclear whether a particular cost or credit is attributable to a particular Project or Projects, such cost or credit shall be allocated to the Project(s) by Seller, in Seller's sole, absolute and subjective discretion.

        At least three (3) business days prior to the Close of Escrow the parties hereto shall agree upon all of the prorations to be made and submit a statement to the Escrow Holder setting forth the same. In the event that any prorations, apportionments or computations made under this Paragraph 11 shall require final adjustment, then the parties hereto shall make the appropriate adjustments promptly when accurate information becomes available and either party hereto shall be entitled to an adjustment to correct the same. Any corrected adjustment or proration will be paid in cash to the party entitled thereto.

        12. Disbursements and Other Actions by Escrow Holder. Upon the Close of Escrow, Escrow Holder shall promptly undertake all of the following in the manner indicated:

                (a) Prorations. Prorate all matters referenced in Paragraph 11 based upon the statement delivered into Escrow signed by the parties.

                (b) Recording. Cause the Grant Deeds, the KBC-Tustin Ground Lease Assignment, the KW Sublease Assignment, the Barn Assignment and the Ground Lease Improvement Grant Deeds and any other documents which the parties hereto may mutually direct, to be recorded in the Official Records in the order directed by the parties.

                (c) Funds. Disburse from funds deposited by Buyer with Escrow Holder towards payment of all items chargeable to the account of Buyer pursuant hereto in payment of such costs, including, without limitation, the payment of the Purchase Price to Seller, and disburse the balance of such funds, if any, to Buyer.

                (d) Title Policies. Direct the Title Company to issue the Title Policies to Buyer.

                (e) Documents to Seller. Deliver to Seller counterparts of the Tenant Lease Assignments, the Contract Assignments, the KBC-Tustin Ground Lease Assignment, the KW Sublease Assignment, the Barn Assignment, the Mini Warehouse Assignment, the Assignment of Settlement Agreement and the General Assignments, executed and acknowledged (if necessary) by Buyer.

                (f) Documents to Buyer. Deliver to Buyer the originals (or copies, if the originals are not available) of the Leases, the KBC-Tustin Ground Lease, the Master Lease, the KW Sublease, the Barn Subgroundlease, the Contracts, the Settlement Agreement the Bills of Sale, the Seller's Certificates (if any), the Seller's Ground Lease Estoppel Certificates, if any, the Seller's Tax Certificates, counterparts of the Tenant Lease Assignments, the Contract Assignments, the KBC-Tustin Ground Lease Assignment, the KW Sublease Assignment, the Barn Assignment, the Mini Warehouse Assignment, the Assignment of Settlement Agreement and the General Assignments executed and acknowledged (if necessary) by Seller and the letters described in Paragraph 8(n) above addressed to each Tenant advising the Tenants of this transaction.

                (g) Reporting, Requirements. The Escrow Holder shall comply with all applicable federal, state and local reporting and withholding requirements relating to the close of the transactions contemplated herein. Without limiting the generality of the foregoing, to the extent the transactions contemplated by this Agreement, involve a real estate transaction within the purview of Section 6045 of the Internal Revenue Code of 1986, as amended (the "Internal Revenue Code"), Escrow Holder shall have sole responsibility to comply with the requirements of
        Section 6045 of the Internal Revenue Code (and any similar requirements imposed by state or local law). For purposes hereof, Seller's tax identification numbers shall be provided to Escrow Holder prior to the Close of Escrow. Escrow Holder shall hold Buyer, Seller and their counsel free and harmless from and against any and all liability, claims, demands, damages and costs, including reasonable attorneys' fees and other litigation expenses, arising or resulting from the failure or refusal of Escrow Holder to comply with such reporting requirements.

        13. Seller's Covenants, Representations and Warranties. In consideration of Buyer entering into this Agreement and as an inducement to Buyer to purchase the Property from Seller, Seller hereby makes the following representations and warranties to Buyer as of the date of this Agreement, each of which is material and being relied upon by Buyer:

                (a) Authority. Seller has the legal right, power and authority to enter into this Agreement and to consummate the transactions contemplated hereby, and the execution, delivery and performance of this Agreement have been duly authorized and no other action by Seller is requisite to the valid and binding execution, delivery and performance of this Agreement, except as otherwise expressly set forth herein.

                (b) Foreign Person Affidavit. Seller is not a foreign person as defined in Section 1445 of the Internal Revenue Code.

                (c) Leases. To Seller's actual knowledge, the Leases, the KBC-Tustin Ground Lease, the KW Sublease, the Master Lease, the Barn Subgroundlease, and the Settlement Agreement delivered by Seller to Buyer are complete copies of same.

                (d) Contracts. To Seller's actual knowledge, except for the Contracts delivered to Buyer, there are no service or maintenance contracts affecting the Property.

                (e) Mini Warehouse Rental Agreements. From the Opening of Escrow until that date which is five (5) days prior to the expiration of the Contingency Period, so long as Seller provides Buyer with prompt written notice thereof, Seller shall have the right, but not the obligation to, amend, renew or expand the Mini Warehouse Rental Agreements, or enter into any new mini warehouse rental agreements in accordance with Seller's standard practices. From the date which is five (5) days prior to the expiration of the Contingency Period until the Close of Escrow or expiration or earlier termination of this Agreement, Seller shall not, without the prior written consent of Buyer (which consent will not be unreasonably withheld or delayed), amend, renew or expand the existing Mini Warehouse Rental Agreements or enter into any new mini warehouse rental agreements. Buyer acknowledges and agrees that if Buyer has not disapproved in writing any amended, renewed or expanded Mini Warehouse Rental Agreement or any new mini warehouse rental agreement within five
        (5) days of receiving copies of same, then Buyer shall be deemed to have approved same.

                (f) Leases. From the Opening of Escrow until that date which is five (5) days prior to the expiration of the Contingency Period, Seller shall (1) have the right, but not the obligation, without obtaining Buyer's consent, to amend, renew, or expand the Leases, the Barn Subgroundlease, the KBC-Tustin Ground Lease and the KW Sublease or enter into any new leases in accordance with Seller's standard practices (so long as Seller promptly provides Buyer with a complete and accurate copy thereto) when Seller shall be responsible for all leasing commissions and the tenant improvement allowance and costs (collectively, "Leasing Costs") in connection therewith; and (2) shall have the right, but not the obligation, to amend, renew or expand the existing Leases or enter into any new leases, after obtaining Buyer's prior written consent (or such consent has been deemed given), which consent shall not be unreasonably withheld, when Buyer shall be responsible for any of the Leasing Costs in connection therewith. Buyer acknowledges and agrees that if it has not disapproved in writing any amended, renewed, or expanded Leases, or any new lease within five (5) days of receiving same (when such approval is necessary), then Buyer shall be deemed to have approved same. For purposes of this Paragraph 13(f), Seller shall be responsible for the Leasing Costs when any amended, renewed or expanded Lease and/or any new lease does not result in the net effective rent for all rentable space in such Project being increased to a level that exceeds the net effective rent for all rentable space in such Project as shown on the Rent Roll for such Project as of the Opening of Escrow, and Buyer and Seller shall be responsible for their pro rata share of the Leasing Costs when any amended, renewed or expanded Lease and/or new lease does result in the net effective rent for all rentable space in such Project being increased to a level that exceeds the net effective rent as shown on the Rent Roll for such Project as of the Opening of Escrow. For purposes hereof, Buyer's pro rata share shall be determined by multiplying the amount of the Leasing Costs by a fraction, the numerator of which shall be the number of months remaining after the Close of Escrow on the term of the applicable Lease and the denominator of which shall be the total number of months on the applicable term of the Lease (exclusive of any unexercised options to renew or extend the term); and by further multiplying such number by a fraction, the numerator of which is the portion of the net effective rent under such Lease which represents an increase in the net effective rent for all rentable space in the Project as shown on the Rent Roll for such Project as of the Opening of Escrow and the denominator of which is the entire net effective rent for such Lease; and Seller's pro rata share shall be the balance thereof. From the date which is five (5) days prior to the expiration of the Contingency Period until the Close of Escrow, or the expiration or earlier termination of this Lease, Seller shall not amend, renew, or expand any Lease or enter into any new lease without obtaining the prior written consent of Buyer. Notwithstanding Buyer's approval rights after the expiration of the Contingency Period, the parties hereto acknowledge and agree that the Leasing Costs shall continue to be allocated as set forth herein.

                (g) Documents. To Seller's actual knowledge, all documents delivered by Seller to Buyer, or made available to Buyer for review, including without limitation the Documents and Materials, are true and complete copies thereof.

                (h) Litigation. To Seller's actual knowledge, there are no litigation, arbitration or reference proceedings pending and Seller has not received any notice of any threatened action or proceeding against any of the Projects or against any Seller with respect to any Project.

                (i) Bankruptcy. Neither Seller nor, to Seller's actual knowledge, any tenant of the Property has either filed or been the subject of any filing of a petition under any federal or state bankruptcy or insolvency laws.

                (j) Rent Rolls. To Seller's knowledge, the most current Rent Rolls provided to Buyer are complete and accurate actual lists of all Leases. To Seller's actual knowledge, Seller has provided to Buyer complete and accurate copies of all Leases, the Settlement Agreement, the KBC-Tustin Ground Lease, the Master Lease, the KW Sublease, the License and Indemnity Agreement and the documents relating to the Garden Grove Encumbrance.

                (k) Options. To Seller's actual knowledge, Seller has not granted any option or right of first refusal or first opportunity to any party to acquire any interest in any of the Property.

                (l) Possession. To Seller's actual knowledge, possession of the Property shall be delivered by Seller to Buyer on the Closing Date.

                (m) Maintenance Covenant. Between the Seller's and Buyer's execution and delivery of this Agreement and the Close of Escrow, Seller shall maintain the Property and its insurance coverages in accordance with Seller's normal standards as if Seller were retaining the Property. After full execution of this Agreement and until the Close of Escrow, Seller shall maintain all existing personnel of Seller on the Property in their current employment positions. Without limiting the effectiveness of the foregoing provisions, Buyer shall not retain the existing employees of Seller and upon the Close of Escrow Seller shall cause all such employees to vacate from the Property. In addition, notwithstanding anything herein to the contrary, Buyer will not assume and Seller shall terminate as of the Close of Escrow, any existing property management and listing contracts relating to the Property.

        For purposes of this Agreement, to "Seller's actual knowledge" means the actual, present knowledge (as opposed to constructive or imputed knowledge) of Stephen Zotovich as of the date of this Agreement, without any investigation or inquiry of any kind or nature whatsoever.

        The warranties and representations of Seller contained in this Paragraph 13 shall survive for a period of one (1) year following the Close of Escrow. No claim, suit or action may be brought by Buyer against Seller arising from or relating to the representations and warranties contained in this Agreement unless (i) the suit or action is properly filed and served no later than one (l) year after the Close of Escrow, or (ii) a written notice describing the claim in detail is delivered to Seller no later than one (1) year after the Close of Escrow and a suit or action is filed and served on Seller no later than three
(3) months following delivery of the notice.

        14. Buyer's Covenants, Representations and Warranties. In consideration of Seller entering into this Agreement and as an inducement to Seller to sell the Property to Buyer, Buyer makes the following covenants, representations and warranties, each of which is material and is being relied upon by Seller:

                (a) Authority. Buyer has the legal right, power and authority to enter into this Agreement and to consummate the transactions contemplated hereby, and the execution, delivery and performance of this Agreement have been duly authorized and no other action by Buyer is requisite to the valid and binding execution, delivery and performance of this Agreement, except as otherwise expressly set forth herein.

                (b) Seller's Environmental Inquiry. Section 25359.7 of the California Health and Safety Code requires owners of nonresidential property who know or have reasonable cause to believe that any release of hazardous substance has come to be located on or beneath real property to provide written notice of that condition to a buyer of such real property. There is a possibility that a release of a hazardous substance may have come to be located on or beneath the Property, including the release, if any, of such hazardous substances described in the environmental reports described in Exhibit "I" attached hereto (the "Environmental Reports"). By its execution of this Agreement, Buyer (1) acknowledges its receipt of the foregoing notice given pursuant to
        Section 25359.7 of the California Health and Safety Code and that it is aware of the benefits conferred to Buyer by Section 1542 of the California Civil Code and the risks it assumes by any waiver of its benefits thereunder; (2) is fully aware of the matters described in the Environmental Reports, copies of which Buyer has reviewed or will have reviewed prior to the Close of Escrow; and (3) after receiving advice of its legal counsel, waives any and all rights or remedies whatsoever, express or implied, Buyer may have against Seller, including remedies for actual damages, resulting from any unknown, unforeseen or unanticipated presence or releases of hazardous substances from or on the Property. The provisions of this paragraph shall survive the Close of Escrow and shall not be deemed merged into the Grant Deeds, the KBC-Tustin Ground Lease Assignment, the KW Sublease Assignment and the Ground Lease Improvement Grant Deeds upon their recordation.

                (c) As Is. Except as otherwise expressly set forth herein, Buyer is acquiring the Property "AS IS" without any representation or warranty of Seller, express, implied or statutory, as to the nature or condition of or title to the Property or its fitness for Buyer's intended use of same. Buyer is, or as of the expiration of the Contingency Period will be, familiar with the Property. Buyer is relying solely upon, and as of the expiration of the Contingency Period will have conducted, its own, independent inspection, investigation and analysis of the Property as it deems necessary or appropriate in so acquiring the Property from Seller, including, without limitation, an analysis of any and all matters concerning the condition of the Property and its suitability for Buyer's intended purposes, and a review of all applicable laws, ordinances, rules and governmental regulations (including, but not limited to, those relative to building, zoning and land use) affecting the development, use, occupancy or enjoyment of the Property.

                Without limiting the generality of the foregoing, except for the future acts of Seller, Buyer hereby expressly waives and relinquishes any and all rights and remedies Buyer may now or hereafter have against Seller, whether known or unknown, with respect to any past, present or future presence or existence of "Hazardous Materials" (as herein defined) on, under or about the Property or with respect to any past, present or future violations of any rules, regulations or laws, now or hereafter enacted, regulating or governing the use, handling, storage or disposal of Hazardous Materials, including, without limitation, (i) any and all rights Buyer may now or hereafter have to seek contribution from Seller under Section 113(f)(i) of the Comprehensive Environmental Response Compensation and Liability Act of 1980 ("CERCLA"), as amended by the Superfund Amendments and Reauthorization Act of 1986 (42 U.S.C.A
        Section 9613), as the same may be further amended or replaced by any similar law, rule or regulation, (ii) any and all rights Buyer may now or hereafter have against Seller under the Carpenter-Presley-Tanner Hazardous Substance Account Act (California Health and Safety Code,
        Section 25300 et seq.), as the same may be further amended or replaced by any similar law, rule or regulation, (iii) any and all claims, whether known or unknown, now or hereafter existing, with respect to the Property under Section 107 of CERCLA (42 U.S.C.A. Section 9607) and (iv) any and all claims Buyer may now or hereafter have against Seller, whether known or unknown, now or hereafter existing, based on nuisance, trespass or any other common law or statutory provisions. As used herein, the term "Hazardous Material(s)" includes, without limitation, any hazardous or toxic materials, substances or wastes, such as (A) those materials identified in Sections 66680 through 66685 and Sections 66693 through 66740 of Title 22 of the California Administrative Code, Division 4, Chapter 30, as amended from time to time, (B) those materials defined in Section 25501(j) of the California Health and Safety Code, (C) any materials, substances or wastes which are toxic, ignitable, corrosive or reactive and which are regulated by any local governmental authority, any agency of the state of California or any agency of the United States Government, (D) asbestos, (E) petroleum and petroleum based products, (F) urea formaldehyde foam insulation, (G) polychlorinated biphenyls (PCBs), and (H) freon and other chlorofluorocarbons.

                BUYER HEREBY ACKNOWLEDGES THAT IT HAS READ AND IS FAMILIAR WITH THE PROVISIONS OF CALIFORNIA CIVIL CODE SECTION 1542 ("SECTION 1542"), WHICH IS SET FORTH BELOW:

         "A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM MUST HAVE MATERIALLY AFFECTED HIS SETTLEMENT WITH THE DEBTOR."

                BY INITIALING BELOW, BUYER HEREBY WAIVES THE PROVISIONS OF
        SECTION 1542 SOLELY IN CONNECTION WITH THE MATTERS WHICH ARE THE SUBJECT OF THE FOREGOING WAIVERS AND RELEASES:

                                ----------------
                                Buyer's Initials

                The waivers and releases by Buyer herein contained shall survive the Close of Escrow and the recordation of the Grant Deeds, the KBC-Tustin Ground Lease Assignment, the KW Sublease Assignment, the Barn Assignment and the Ground Lease Improvement Grant Deeds and shall not be deemed merged into the Grant Deed, the KBC-Tustin Ground Lease Assignment, the KW Sublease Assignment, the Barn Assignment and the Ground Lease Improvement Grant Deeds upon their recordation.

                (d) Limitation on Seller's Liability. Buyer agrees that Seller shall not have any liability, obligation or responsibility of any kind to Buyer with respect to the following:


                        (i) The content or accuracy of any report, study,
                opinion or conclusion of any soils, toxic, environmental or other engineer or other person or entity who has examined the Property or any aspect thereof,

                        (ii) The content or accuracy of any information released
                to Buyer by an engineer or planner in connection with the development of the Property;

                        (iii) The availability of building or other permits or
                approvals for the Property by any state or local governmental bodies with jurisdiction over the Property;

                        (iv) The availability or capacity of sewer, water or
                other utility connections to the Property;

                        (v) Any of the items delivered to Buyer pursuant to
                Buyer's review of the condition of the Property; and

                        (vi) The content or accuracy of any other development or
                construction cost, projection, financial or marketing analysis or other information given to Buyer by Seller or reviewed by Buyer with respect to the Property.

                (e) Assumption of Garden Grove Encumbrance. Buyer covenants and agrees that upon the Close of Escrow, Buyer shall assume the Garden Grove Encumbrance in accordance with the terms and provisions set forth herein.

        15. LIQUIDATED DAMAGES. IF BUYER COMMITS A DEFAULT UNDER THIS AGREEMENT, THEN IN ANY SUCH EVENT, THE ESCROW HOLDER MAY BE INSTRUCTED BY SELLER TO CANCEL THE ESCROW AND SELLER SHALL THEREUPON BE RELEASED FROM ITS OBLIGATIONS HEREUNDER. BUYER AND SELLER AGREE THAT BASED UPON THE CIRCUMSTANCES NOW EXISTING, KNOWN AND UNKNOWN, IT WOULD BE IMPRACTICAL OR EXTREMELY DIFFICULT TO ESTABLISH SELLER'S DAMAGE BY REASON OF BUYER'S DEFAULT UNDER THIS

AGREEMENT. ACCORDINGLY, BUYER AND SELLER AGREE THAT IN THE EVENT OF DEFAULT BY BUYER UNDER THIS AGREEMENT, IT WOULD BE REASONABLE AT SUCH TIME TO AWARD SELLER, AS SELLER'S SOLE AND EXCLUSIVE REMEDY AT LAW, "LIQUIDATED DAMAGES" EQUAL TO THE AMOUNT REPRESENTED BY THE DEPOSIT (AS DEFINED IN PARAGRAPH 3(a) HEREOF) PLUS ANY AND ALL ACCRUED INTEREST THEREON.

        THEREFORE, IF BUYER COMMITS A DEFAULT UNDER THIS AGREEMENT, SELLER MAY INSTRUCT THE ESCROW HOLDER TO CANCEL THE ESCROW WHEREUPON ESCROW HOLDER SHALL IMMEDIATELY PAY OVER TO SELLER THE DEPOSIT, IF HELD BY ESCROW HOLDER, TOGETHER WITH ALL INTEREST ACCRUED THEREON, AND SELLER SHALL BE RELIEVED FROM ALL OBLIGATIONS AND LIABILITIES HEREUNDER, AND, PROMPTLY FOLLOWING ESCROW HOLDER'S RECEIPT OF SUCH INSTRUCTION, ESCROW HOLDER SHALL CANCEL THE ESCROW.

        NOTHING IN THIS PARAGRAPH 15 SHALL (i) PREVENT OR PRECLUDE ANY RECOVERY OF ATTORNEYS' FEES OR OTHER COSTS INCURRED BY SELLER PURSUANT TO PARAGRAPH 20 HEREOF OR (ii) IMPAIR OR LIMIT THE EFFECTIVENESS OR ENFORCEABILITY OF THE INDEMNIFICATION OBLIGATIONS OF BUYER CONTAINED IN PARAGRAPH 7(a)(i)(A) HEREOF. SELLER AND BUYER ACKNOWLEDGE THAT THEY HAVE READ AND UNDERSTAND THE PROVISIONS OF THIS PARAGRAPH 15 AND BY THEIR INITIALS IMMEDIATELY BELOW AGREE TO BE BOUND BY ITS TERMS.



                                                    [SIG]
               --------------------------           ---------------------------
               Koll-Tustin's Initials               Buyer's Initials

               --------------------------           ---------------------------
               Koll-KW's Initials                   Garden Grove's Initials

               --------------------------           ---------------------------
               KBD's Initials                       Fagerholm's Initials

        16. INTENTIONALLY OMITTED.

        17. Damage or Condemnation Prior to Closing. Seller shall promptly notify Buyer of any casualty to the Property or any condemnation proceeding commenced prior to the Close of Escrow. If any such damage or proceeding relates to or may result in the loss of any material portion of a Project(s), Seller or Buyer may, at their option, elect either to: (i) terminate this Agreement as it relates to such Projects, in which event such Project(s) shall be withdrawn from the Property to be conveyed to Buyer at the Close of Escrow, and the Purchase Price shall be adjusted to reflect the elimination of such Project(s) to be conveyed to Buyer, or (ii) continue the Agreement in effect. In the event Buyer elects to continue the Agreement or in the event any damage or proceeding relates to or may result in the loss of a non-material portion of a Project(s), then upon the Close of Escrow, Buyer shall be entitled to and Seller shall assign to Buyer at the Close of Escrow any compensation, awards, or other payments or relief resulting from such casualty or condemnation proceeding relating to the Property to which Seller is entitled to receive or to which Seller has received (subject to the provisions of the KBC-Tustin Ground Lease and the KW Sublease) and there shall be no adjustment to the Purchase Price, except that in the case of a casualty Buyer shall receive a credit toward the Purchase Price for any cost of repair not covered by Seller's casualty insurance; provided, however, that such credit shall not include any business interruption or rental loss insurance proceeds attributable to the period prior to the Close of Escrow to which Seller is entitled to retain. For purposes hereof, the term "material portion of a Project" shall mean any portion of a Project, the reasonable cost of repair or replacement of which exceeds Five Hundred Thousand Dollars ($500,000.00).

        18. Notices. All notices or other communications required or permitted hereunder shall be in writing, and shall be personally delivered or sent by registered or certified mail, postage prepaid, return receipt requested, telegraphed, delivered or sent by telex, telecopy or cable and shall be deemed received upon the earlier of (i) if personally delivered, the date of delivery to the address of the person to receive such notice, (ii) if mailed, three (3) business days after the date of posting by the United States post office, (iii) if given by telegraph or cable, when delivered to the telegraph company with charges prepaid, or (iv) if given by telex or telecopy, when sent. Any notice, request, demand, direction or other communication sent by cable, telex or telecopy must be confirmed within forty-eight (48) hours by letter mailed or delivered in accordance with the foregoing.

         To Seller:            c/o Stephen M. Zotovich & Associates
                               840 Newport Center Drive, Suite 420
                               Newport Beach, California 92660
                               Attention:  Stephen M. Zotovich
                               Telephone:  (714) 719-6363
                               Telecopy:   (714) 719-6366

         With a copy to:       Allen, Matkins, Leck, Gamble & Mallory LLP
                               18400 Von Karman, Fourth Floor
                               Irvine, California 92612
                               Attention:  Thomas C. Foster, Esq.
                               Telephone:  (714) 553-1313
                               Telecopy:   (714) 553-8354

         To Buyer:             Pacific Gulf Properties Inc.
                               4220 Von Karman, Second Floor
                               Newport Beach, California 92660
                               Attention:  Mr. Lonnie P. Nadal
                               Telephone:  (714) 223-5000
                               Telecopy:   (714) 223-5033

         With a copy to:       Cox, Castle & Nicholson, LLP
                               2049 Century Park East, 28th Floor
                               Los Angeles, California 90067
                               Attention:  John H. Kuhl, Esq.
                               Telephone:  (310) 284-2267
                               Telecopy:   (310) 277-7889

         To Escrow Holder:     Fidelity National Title Insurance Company
                               2510 North Red Hill Avenue, Suite 100
                               Santa Ana, California 92705
                               Attention:  Ms. Patty Beverly
                               Telephone:  (714) 622-5000
                               Telecopy:   (714) 477-6814

Notice of change of address shall be given by written notice in the manner detailed in this Paragraph 18. Rejection or other refusal to accept or the inability to deliver because of changed address of which no notice was given shall be deemed to constitute receipt of the notice, demand, request or communication sent.

        19. Brokers. Upon the Close of Escrow, Seller shall pay a real estate brokerage commission to CB Commercial Real Estate Group, Inc. with respect to this transaction in accordance with Seller's separate agreement with said broker and Seller hereby agrees to indemnify and hold Buyer free and harmless from such commission obligations. If any additional claims for brokers' or finders' fees for the consummation of this Agreement arise, then Buyer hereby agrees to indemnify, save harmless and defend Seller from and against such claims if they shall be based upon any statement or representation or agreement by Buyer, and Seller hereby agrees to indemnify, save harmless and defend Buyer if such claims shall be based upon any statement, representation or agreement made by Seller.

        20. Legal Fees. In the event of the bringing of any action or suit by a party hereto against another party hereunder by reason of any breach of any of the covenants or agreements or any inaccuracies in any of the representations and warranties on the part of the other party arising out of this Agreement, then in that event, the prevailing party in such action or dispute, whether by final judgment, or out of court settlement shall be entitled to have and recover of and from the other party all costs and expenses of suit, including actual attorneys' fees. Any judgment or order entered in any final judgment shall contain a specific provision providing for the recovery of all costs and expenses of suit, including actual attorneys' fees (collectively "Costs") incurred in enforcing, perfecting and executing such judgment. For the purposes of this paragraph, Costs shall include, without limitation, attorneys' fees, costs and expenses incurred in the following: (i) postjudgment motions; (ii) contempt proceeding; (iii) garnishment, levy, and debtor and third party examination; (iv) discovery; and (v) bankruptcy litigation.

        21. Assignment. Buyer shall not assign, transfer or convey its rights and/or obligations under this Agreement and/or with respect to the Property without the prior written consent of Seller, which consent Seller may withhold in its sole, absolute and subjective discretion. Any attempted assignment without the prior written consent of Seller shall be void and Buyer shall be deemed in default hereunder. Any permitted assignments shall not relieve the assigning party from its liability under this Agreement.

        22. Miscellaneous.

                (a) Confidentiality. Buyer acknowledges that it shall be bound by the confidentiality terms and provisions of that certain Entry Permit dated as of March 25, 1998, and that certain Confidentiality Letter Agreement dated March 4, 1998.

                (b) Survival of Covenants. The covenants, representations and warranties of Buyer set forth in this Agreement shall survive the recordation of the Grant Deeds, the KBC-Tustin Ground Lease Assignment, the KW Sublease Assignment, the Barn Assignment and the Ground Lease Improvement Grant Deeds and the Close of Escrow and shall not be deemed merged into the Grant Deeds, the KBC-Tustin Ground Lease Assignment, the KW Sublease Assignment, the Barn Assignment and the Ground Lease Improvement Grant Deeds upon their recordation.

                (c) Required Actions of Buyer and Seller. Buyer and Seller agree to execute such instruments and documents and to diligently undertake such actions as may be required in order to consummate the purchase and sale herein contemplated and shall use good faith efforts to accomplish the Close of Escrow in accordance with the provisions hereof.

                (d) Time of Essence. Time is of the essence of each and every term, condition, obligation and provision hereof. All references herein to a particular time of day shall be deemed to refer to Los Angeles, California time.

                (e) Counterparts. This Agreement may be executed in multiple counterparts, each of which shall be deemed an original, but all of which, together, shall constitute one and the same instrument.

                (f) Captions. Any captions to, or headings of, the paragraphs or subparagraphs of this Agreement are solely for the convenience of the parties hereto, are not a part of this Agreement, and shall not be used for the interpretation or determination of the validity of this Agreement or any provision hereof.

                (g) No Obligations to Third Parties. Except as otherwise expressly provided herein, the execution and delivery of this Agreement shall not be deemed to confer any rights upon, nor obligate any of the parties thereto, to any person or entity other than the parties hereto.

                (h) Exhibits. The Exhibits attached hereto are hereby incorporated herein by this reference for all purposes.

                (i) Amendment to this Agreement. The terms of this Agreement may not be modified or amended except by an instrument in writing executed by each of the parties hereto.

                (j) Waiver. The waiver or failure to enforce any provision of this Agreement shall not operate as a waiver of any future breach of any such provision or any other provision hereof.

                (k) Applicable Law. This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of California.

                (l) Fees and Other Expenses. Except as otherwise provided herein, each of the parties shall pay its own fees and expenses in connection with this Agreement.

                (m) Entire Agreement. This Agreement supersedes any prior agreements, negotiations and communications, oral or written, and contains the entire agreement between Buyer and Seller as to the subject matter hereof. No subsequent agreement, representation, or promise made by either party hereto, or by or to an employee, officer, agent or representative of either party shall be of any effect unless it is in writing and executed by the party to be bound thereby.

                (n) Partial Invalidity. If any portion of this Agreement as applied to either party or to any circumstances shall be adjudged by a court to be void or unenforceable, such portion shall be deemed severed from this Agreement and shall in no way effect the validity or enforceability of the remaining portions of this Agreement.

                (o) Successors and Assigns. Subject to the provisions of Paragraph 21 hereof, this Agreement shall be binding upon and shall inure to the benefit of the successors and assigns of the parties hereto.

                (p) Business Days. In the event any date described in this Agreement relative to the performance of actions hereunder by Buyer, Seller and/or Escrow Holder falls on a Saturday, Sunday or legal holiday, such date shall be deemed postponed until the next business day thereafter.

                (q) Submission of Agreement. Submission of this Agreement to Buyer for examination or signature does not constitute a reservation, right or option to purchase the Property, and will not be effective as a binding purchase and sale agreement or otherwise until full execution by and delivery to both Buyer and Seller.

        23. Exchange. Buyer acknowledges that Seller may engage in a tax-deferred exchange ("Exchange") pursuant to Section 1031 of the Internal Revenue Code. To effect the Exchange, Seller may assign its rights in, and delegate its duties under, this Agreement, as well as transfer the Property, to its constituent partners and/or an exchange accommodator which Seller shall determine. As an accommodation to Seller, Buyer agrees to cooperate with Seller in connection with the Exchange, including the execution of documents therefor, provided the following terms and conditions are satisfied:

                (a) There shall be no liability to Buyer and Buyer shall have no obligation to take title to any property in connection with the Exchange;

                (b) Buyer shall in no way be obligated to pay any escrow costs, brokerage commissions, title charges, survey costs, recording costs or other charges incurred with respect to any exchange property and/or the Exchange;

                (c) In no way shall the Close of Escrow be contingent or otherwise subject to the consummation of the Exchange, and the Escrow shall timely close in accordance with the terms of this Agreement notwithstanding any failure, for any reason, of the parties to the exchange to effect same;

                (d) If, for any reason, the Close of Escrow does not occur, Buyer shall have no responsibility or liability to any third party involved in the exchange transaction;

                (e) Buyer will not be required to make any representations or warranties nor assume any obligations, nor spend any sum or incur any personal liability whatsoever in connection with the exchange transaction contemplated by this Paragraph 23; and

                (f) The Exchange shall not release Seller from any representation, warranty or covenant of Seller or diminish any right or remedy of Buyer with respect to Seller.

        24. Buyer is qualified as a real estate investment trust under the provisions of the Internal Revenue Code of 1986, as amended. Maintaining such status and avoiding any activity which might cause a penalty tax to be applied is of material concern to Buyer. Accordingly, Seller agrees to make any reasonable modifications or amendments to this Agreement requested by Buyer prior to expiration of the Contingency Period that may be necessary for Buyer to maintain its status as a real estate investment trust or in order for it to avoid a penalty tax; provided, however, that Seller shall have no obligation to enter into any such modification or amendment that would alter or affect Seller's rights, duties or obligations under this Agreement in more than an insignificant manner, in Seller's sole, absolute and subjective discretion.

        IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first written above.

        "Buyer"                        PACIFIC GULF PROPERTIES INC.,
                                       a Maryland corporation


                                       By: /s/ DONALD G. HERRMAN
                                           -------------------------------------
                                           Print Name: Donald G. Herrman
                                                       -------------------------
                                           Print Title: EVP
                                                        ------------------------

                                       By: [SIG]
                                           -------------------------------------
                                           Print Name: ??????
                                                       -------------------------
                                           Print Title: SVP
                                                       -------------------------


        "KBD"                          KBD PARTNERS,
                                       a California general partnership


                                       By:
                                          --------------------------------------
                                          Timothy L. Strader
                                          Its: Partner


                                       By:
                                          --------------------------------------
                                          David P. Middlemas
                                          Its: Partner

        "Garden Grove"                 GARDEN GROVE ASSOCIATES,
                                       a California general partnership

                                       By: KBD Partners,
                                           a California general partnership
                                           Its: Managing General Partner


                                           By:
                                              ----------------------------------
                                              Timothy L. Strader
                                              Its: Partner


                                           By:
                                              ----------------------------------
                                              David P. Middlemas
                                              Its: Partner


[SIGNATURES CONTINUED ON NEXT PAGE]

        "Fagerholm"                    FAGERHOLM FAMILY PARTNERS, L.P.,
                                       a Washington limited partnership

                                       By:  The Fagerholm Company,
                                            a Washington corporation
                                            Its:    Sole General Partner

                                            By:
                                               ---------------------------------
                                               Roger Fagerholm
                                               Its: President

        "Koll-Tustin"                  KOLL TUSTIN BUSINESS CENTER, LTD.,
                                       a California limited partnership

                                       By:    KBD Partners,
                                              a California general partnership
                                              Its: Sole General Partner

                                            By:
                                               ---------------------------------
                                               Timothy L. Strader
                                               Its: Partner


                                            By:
                                               ---------------------------------
                                               David P. Middlemas
                                               Its: Partner

        "Koll-KW"                      KOLL-KW, LTD,
                                       a California limited partnership

                                       By:  KBD Partners,
                                            a California general partnership
                                            Its: Sole General Partner

                                            By:
                                               ---------------------------------
                                               Timothy L. Strader
                                               Its: Partner


                                            By:
                                               ---------------------------------
                                               David P. Middlemas
                                               Its: Partner

        ACCEPTANCE BY ESCROW HOLDER:

        FIDELITY NATIONAL TITLE INSURANCE COMPANY hereby acknowledges that it has received originally executed counterparts or a fully executed original of the foregoing Agreement of Purchase and Sale and Joint Escrow Instructions and agrees to act as Escrow Holder thereunder and to be bound by and perform the terms thereof as such terms apply to Escrow Holder.

         Dated:__________, 1998        FIDELITY NATIONAL TITLE
                                       INSURANCE COMPANY


                                       By:_____________________________________
                                          Print Name:__________________________
                                          Its Authorized Agent

                        LEGAL DESCRIPTION OF KBC-IRVINE


FILE NO. 63741-RD



THE LAND REFERRED TO IN THIS REPORT IS SITUATED IN THE STATE OF CALIFORNIA, COUNTY OF ORANGE, AND IS DESCRIBED AS FOLLOWS:

Parcels 4 through 10, inclusive, in the City of Irvine, County of Orange, State of California, as per map recorded in Book 130, Pages 46 through 49, inclusive, of Parcel Maps, in the office of the County Recorder of said County.

EXCEPT all oil, oil rights, minerals, mineral rights, natural gas rights, and other hydrocarbons by whatsoever name known that may be within or under the parcel of land hereinabove described, together with the perpetual right of drilling, mining, exploring and operating therefor and storing in and removing the same from said land or any other land, including the right to whipstock or directionally drill and mine from lands other than those hereinabove described, oil or gas wells, tunnels and shafts into, through or across the subsurface of the land hereinabove described, and to bottom such whipstocked or directionally drilled wells, tunnels and shafts under and beneath or beyond the exterior limits thereof, and to redrill, retunnel, equip, maintain, repair, deepen and operate any such wells or mines, without, however, the right to drill, mine, store, explore and operate through the surface or the upper 500 feet of the subsurface of the land hereinabove described, as reserved in the deed recorded April 29, 1970 in Book 9277, Page 256, as Instrument No. 17522, of Official Records.

ALSO EXCEPT all oil, oil rights, minerals, mineral rights, natural gas rights, and other hydrocarbons by whatsoever name known that may be within or under the parcel of land hereinabove described, together with the perpetual right of drilling, mining, exploring and operating therefor and storing in and removing the same from said land or any other land, including the right to whipstock or directionally drill and mine from lands other than those hereinabove described, oil or gas wells, tunnels and shafts into, through or across the subsurface of the land hereinabove described, and to bottom such whipstocked or directionally drilled wells, tunnels and shafts under and beneath or beyond the exterior limits thereof, and to redrill, retunnel, equip, maintain, repair, deepen and operate any such wells or mines, without, however, the right to drill, mine, store, explore and operate through the surface or the upper 500 feet of the subsurface of the land hereinabove described, as reserved in the deed recorded October 26, 1973 in Book 10963, Page 158 as Instrument No. 26017, of Official Records.


                                 EXHIBIT "A-1"

STATE OF________________________)
                                ) ss.
COUNTY OF_______________________)


        On_____________________________________, before me,
_____________________, a Notary Public in and for said state, personally appeared ________________________, personally known to me (or proved to me on the basis of satisfactory evidence) to be the person whose name is subscribed to the within instrument and acknowledged to me that he/she executed the same in his/her authorized capacity, and that by his/her signature on the instrument, the person, or the entity upon behalf of which the person acted, executed the instrument.

        WITNESS my hand and official seal.



                                       _________________________________________
                                       Notary Public in and for said State



STATE OF________________________)
                                ) ss.
COUNTY OF_______________________)

        On______________________________, before me, ________________________, a
Notary Public in and for said state, personally appeared _____________________, personally known to me (or proved to me on the basis of satisfactory evidence) to be the person whose name is subscribed to the within instrument and acknowledged to me that he/she executed the same in his/her authorized capacity, and that by his/her signature on the instrument, the person, or the entity upon behalf of which the person acted, executed the instrument.

                WITNESS my hand and official seal.


                                       _________________________________________
                                       Notary Public in and for said State

        IN WITNESS WHEREOF, the parties hereto have executed this instrument as of the date first hereinabove written.

        "Assignor"                     KOLL-KW, LTD.,
                                       a California limited partnership

                                       By: KBD Partners,
                                           a California general partnership
                                           Its: Sole General Partner

                                           By: _________________________________
                                               Print Name:______________________
                                               Print Title:_____________________

                                           By: _________________________________
                                               Print Name:______________________
                                               Print Title:_____________________

         "Assignee"                    PACIFIC GULF PROPERTIES INC.,
                                       a Maryland corporation

                                       By:______________________________________
                                          Print Name:___________________________
                                          Print Title:__________________________

                                       By:______________________________________
                                          Print Name:___________________________
                                          Print Title:__________________________



                          [Attached Legal Description]

STATE OF________________________)
                                ) ss.
COUNTY OF_______________________)


        On_____________________________________, before me,
_____________________, a Notary Public in and for said state, personally appeared ________________________, personally known to me (or proved to me on the basis of satisfactory evidence) to be the person whose name is subscribed to the within instrument and acknowledged to me that he/she executed the same in his/her authorized capacity, and that by his/her signature on the instrument, the person, or the entity upon behalf of which the person acted, executed the instrument.

        WITNESS my hand and official seal.



                                       _________________________________________
                                       Notary Public in and for said State



STATE OF________________________)
                                ) ss.
COUNTY OF_______________________)

        On______________________________, before me, ________________________, a
Notary Public in and for said state, personally appeared _____________________, personally known to me (or proved to me on the basis of satisfactory evidence) to be the person whose name is subscribed to the within instrument and acknowledged to me that he/she executed the same in his/her authorized capacity, and that by his/her signature on the instrument, the person, or the entity upon behalf of which the person acted, executed the instrument.

                WITNESS my hand and official seal.


                                       _________________________________________
                                       Notary Public in and for said State

STATE OF________________________)
                                ) ss.
COUNTY OF_______________________)


        On_____________________________________, before me,
_____________________, a Notary Public in and for said state, personally appeared ________________________, personally known to me (or proved to me on the basis of satisfactory evidence) to be the person whose name is subscribed to the within instrument and acknowledged to me that he/she executed the same in his/her authorized capacity, and that by his/her signature on the instrument, the person, or the entity upon behalf of which the person acted, executed the instrument.

        WITNESS my hand and official seal.



                                       _________________________________________
                                       Notary Public in and for said State



STATE OF________________________)
                                ) ss.
COUNTY OF_______________________)

        On______________________________, before me, ________________________, a
Notary Public in and for said state, personally appeared _____________________, personally known to me (or proved to me on the basis of satisfactory evidence) to be the person whose name is subscribed to the within instrument and acknowledged to me that he/she executed the same in his/her authorized capacity, and that by his/her signature on the instrument, the person, or the entity upon behalf of which the person acted, executed the instrument.

                WITNESS my hand and official seal.


                                       _________________________________________
                                       Notary Public in and for said State

                              CONSENT AND APPROVAL

        The undersigned, ___________________________________ , as sublessor referred to in the Assignment, hereby releases Assignor as the sublessee under the Sublease from any and all obligations under the Sublease first accruing or arising after the Close of Escrow, and hereby accepts Assignee as sublessee under the Sublease as though Assignee was the original sublessee under the Sublease; provided, however, that Assignee shall only be liable for obligations under the Sublease first accruing or arising after the "Close of Escrow" (as defined in the Agreement). The individuals executing this Consent and Approval represent and warrant their authority to do so on behalf of the undersigned entity, and that this Consent and Assignment shall be binding on and enforceable against such entity.


Dated:__________________________       _________________________________________
                                       a________________________________________


                                       By:______________________________________
                                          Print Name:___________________________
                                          Print Title:__________________________


STATE OF________________________)
                                ) ss.
COUNTY OF_______________________)

        On______________________________, before me, ________________________, a
Notary Public in and for said state, personally appeared _____________________, personally known to me (or proved to me on the basis of satisfactory evidence) to be the person whose name is subscribed to the within instrument and acknowledged to me that he/she executed the same in his/her authorized capacity, and that by his/her signature on the instrument, the person, or the entity upon behalf of which the person acted, executed the instrument.

                WITNESS my hand and official seal.


                                       _________________________________________
                                       Notary Public in and for said State

            ASSIGNMENT OF RENTAL AGREEMENTS AND ASSUMPTION AGREEMENT


                  THIS ASSIGNMENT OF RENTAL AGREEMENTS AND ASSUMPTION AGREEMENT ("Assignment"), made as of the day of 1998, by and between KOLL TUSTIN BUSINESS CENTER, LTD., a California limited partnership ("Assignor"), and PACIFIC GULF PROPERTIES INC., a Maryland corporation ("Assignee").

                                   WITNESETH:

                  WHEREAS, Assignor and Assignee have entered into that certain
Agreement of Purchase and Sale and Joint Escrow Instructions, dated       , 1998
("Agreement"), for the purchase and sale of a leasehold interest in certain real property ("Property") more particularly described in Exhibit "A-4" to the Agreement.

                  WHEREAS, this Assignment is being made pursuant to the terms of the Agreement for the purpose of assigning to Assignee all of Assignor's right, title and interest in and to those certain rental agreements ("Rental Agreements") described in Schedule "1" attached hereto.

                  NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

                  1. Assignment of Rental Agreements. Assignor hereby grants, assigns, transfers, conveys and delivers to Assignee the Rental Agreements and all of the right, title, estate, interest, benefits and privileges of the landlord thereunder, and Assignee hereby accepts such assignment, provided, however, that Assignor hereby retains all contract rights under the Rental Agreements which accrued prior to the transfer of the Property to Assignee, including, without limitation, any and all rights and causes of action to recover past-due rent or other charges due under the Rental Agreements.

                  2. Assumption of Obligations. By acceptance of this Assignment, Assignee hereby assumes and agrees to perform and to be bound by all of the terms, covenants, conditions and obligations imposed upon or assumed by Assignor under the Rental Agreements. Said assumption shall have application only to those obligations under the Rental Agreements first accruing or arising on or after the "Close of Escrow" (as defined in the Agreement) and shall have no application to obligations accruing or arising prior to said date, which shall remain the responsibility of Assignor.

                  3. Successors and Assigns. This Assignment shall be binding upon and inure to the benefit of the successors, assigns, personal representatives, heirs and legatees of the respective parties hereto.



                                  EXHIBIT "M"

                  4. Attorneys' Fees. In the event of the bringing of any action or suit by a party hereto against another party hereunder by reason of any breach of any of the covenants, conditions, agreements or provisions on the part of the other party arising out of this Assignment, then in that event the prevailing party shall be entitled to have and recover of and from the other party all costs and expenses of the action or suit, including reasonable attorneys' fees.

                  5. Governing Law. This Assignment shall be governed by, interpreted under, and construed and enforceable with, the laws of the State of California.

                  6. Counterparts. This Assignment may be executed in multiple counterparts, each of which shall be an original, but all of which, together, shall constitute one and the same instrument.

                  IN WITNESS WHEREOF, the parties hereto have executed this instrument as of the date first hereinabove written.

                  "Assignor"           KOLL TUSTIN BUSINESS CENTER, LTD.,
                                       a California limited partnership

                                       By: KBD Partners,
                                           a California general partnership
                                           Its:  Sole General Partner

                                           By:__________________________________
                                              Print Name:_______________________
                                              Print Title:______________________

                                           By:__________________________________
                                              Print Name:_______________________
                                              Print Title:______________________

                  "Assignee"           PACIFIC GULF PROPERTIES INC.,
                                       a Maryland corporation

                                       By:______________________________________
                                          Print Name:___________________________
                                          Print Title:__________________________

                                       By:______________________________________
                                          Print Name:___________________________
                                          Print Title:__________________________

RECORDING REQUESTED BY
AND WHEN RECORDED MAIL
THIS GRANT DEED AND ALL
TAX STATEMENTS TO:

Pacific Gulf Properties Inc.
4220 Von Karman, Second Floor
Newport Beach, California 92660
Attention: Mr. Lonnie P. Nadal


--------------------------------------------------------------------------------
                      (ABOVE SPACE FOR RECORDER'S USE ONLY)

                                   GRANT DEED


In accordance with Section 11932 of the California Revenue and Taxation Code, the amount of the transfer tax is not being recorded with this Grant Deed.

                  FOR VALUABLE CONSIDERATION, receipt of which is hereby acknowledged, ________________ ("Grantor"), hereby GRANTS to PACIFIC GULF PROPERTIES INC., a Maryland corporation, all of Grantor's right, title and interest, if any, in the improvements (the "Improvements") located on the following described real property (the "Property") located in the City of _______________, County of _______________, State of California:

                SEE EXHIBIT "1" ATTACHED HERETO AND INCORPORATED
                            HEREIN BY THIS REFERENCE

SUBJECT TO:

                  1. Taxes and assessments.

                  2. All other covenants, conditions, restrictions, reservations, rights, rights of way, easements, encumbrances, liens and title matters whether or not of record or visible from an inspection of the Property and all matters which an accurate survey of the Property would disclose.



                                  EXHIBIT "N"

                  3. All of the right, title and interest of the ground lessor under that certain ground lease by and between______________and_________________ dated_____________________(the "Ground Lease"), including the ground lessor's reversionary interest, if any, in the Improvements upon the expiration or earlier termination of the Ground Lease, a short form of such Lease of which was recorded on_____________________ as Instrument No.________ in the Official Records of Orange County, California ("Official Records").

                  IN WITNESS WHEREOF, Grantor has caused this Grant Deed to be
executed as of the __ day of   ____________, 1998.



                                       _________________________________________

                                       _________________________________________



                                       By:______________________________________

                                          Print Name:___________________________

                                          Print Title:__________________________

                      [Attach Legal Description and Jurat]

                     DECLARATION OF DOCUMENTARY TRANSFER TAX


                                  DO NOT RECORD
County Recorder
_____________________ County, California

It is hereby requested that this Declaration of Documentary Transfer Tax not be recorded with the attached Grant Deed, but be affixed to the Grant Deed after it is recorded and before it is returned.

The Grant Deed names ____________________________ , as Grantor, and PACIFIC GULF PROPERTIES INC. as Grantee. The property being transferred is located in the City of__________________________, County of __________________ ,State of
California. The Assessor's Parcel No. is______________________.

The undersigned Grantor hereby declares that the amount of Documentary Transfer Tax due on the attached Grant Deed is $______________________, computed on the full value of the interest or property conveyed.

I declare under penalty of perjury that the foregoing is true and correct.




                                       ________________________________________

                       ASSIGNMENT OF SETTLEMENT AGREEMENT

         THIS ASSIGNMENT OF SETTLEMENT AGREEMENT ("Assignment"), made as of the
   day of       , 1998, by and between KOLL-KW, LTD., a California limited partnership ("Assignor"), and PACIFIC GULF PROPERTIES INC., a Maryland corporation ("Assignee"). Assignor and Assignee shall be referred to collectively herein as the parties.

                                   WITNESETH:

         WHEREAS, Assignor and Assignee have entered into that certain Agreement
of Purchase and Sale and Joint Escrow Instructions, dated           , 1998
("Agreement"), for the purchase and sale of a leasehold interest in certain real property ("Property") more particularly described in Exhibit "A-5" to the Agreement.

         WHEREAS, this Assignment is being made pursuant to the terms of the Agreement for the purpose of assigning to Assignee all of Assignor's right, title and interest in and to that certain Settlement Agreement (the "Settlement Agreement") described in Exhibit "I" attached hereto.

         NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

         1. Assignor hereby grants, assigns, transfers, conveys and delivers to Assignee the Settlement Agreement and all of the right, title, estate, interest, benefits and privileges of Assignor thereunder, including, the right to receive any security deposits held thereunder, and Assignee hereby accepts such assignment, provided, however, that Assignor hereby retains all rights under the Settlement Agreement which accrued prior to the transfer of the Property to Assignee, including, without limitation, any and all rights and causes of action to recover past-due rent or other charges due under the Settlement Agreement. Assignor hereby agrees to indemnify, protect, defend (with counsel chosen by Assignee) and hold harmless Assignee, Assignee's agents, and Assignee's sublessees and assigns from and against any and all claims, losses, liabilities and expenses, including reasonable attorneys' fees, suffered or incurred by Assignee by reason of any breach by Assignor prior to the "Close of Escrow" (as defined in the Agreement) of any of Assignor's obligations under the Settlement Agreement.

         2. Assumption of Obligations. By acceptance of this Assignment, Assignee hereby assumes and agrees to perform and to be bound by all of the terms, covenants, conditions and obligations imposed upon or assumed by Assignor under the Settlement Agreement. Said assumption shall have application only to those obligations under the Settlement Agreement first accruing or arising on or after the "Close of Escrow" (as defined in the Agreement) and shall have no application to obligations accruing or arising prior to said date, which shall remain the responsibility of Assignor. Assignee hereby agrees to indemnify, protect, defend (with counsel chosen by Assignor) and hold harmless Assignor, Assignor's agents, and Assignor's sublessees and



                                  EXHIBIT "O"
assigns from and against any and all claims, losses, liabilities and expenses, including reasonable attorneys' fees, suffered or incurred by Assignor by reason of any breach by Assignee from and after the Close of Escrow (as defined in the Agreement) of any of Assignee's obligations under the Settlement Agreement.

         3. Stipulation. Concurrently herewith or within ten (10) days following the date hereof, Assignor and Assignee shall notify the Court that Assignee has been assigned and Assignee has assumed, all of Assignor's right, title and interest in the Settlement Agreement, and that Assignee should be placed in the same position as Assignor in the event of an event of default by the "Fairchild Parties" (as defined therein). The parties hereby agree to request the Fairchild Parties to cooperate to execute any documents to so notify the Court. In the event the Fairchild Parties fail or refuse to cooperate to execute any such documents, Assignor shall cooperate with Assignee to file any motion or other documents necessary to so notify the court.

         4. Additional Documents. The parties agree to cooperate fully and execute any and all supplementary documents and to take all additional actions which may be necessary or appropriate to give full force and effect to any and all terms and interest of this Assignment.

         5. Successors and Assigns. This Assignment shall be binding upon and inure to the benefit of the successors, assigns, personal representatives, heirs and legatees of the respective parties hereto.

         6. Attorneys' Fees. In the event of the bringing of any action or suit by a party hereto against another party hereunder by reason of any breach of any of the covenants, conditions, agreements or provisions on the part of the other party arising out of this Assignment, then in that event the prevailing party shall be entitled to have and recover of and from the other party all costs and expenses of the action or suit, including reasonable attorneys' fees.

         7. Governing Law. This Assignment shall be governed by, interpreted under, and construed and enforceable with, the laws of the State of California.

         8. Severability. The unenforceability, invalidity or illegality of any provision herein shall not render the other provisions unenforceable, invalid or illegal and all remaining provisions of this Assignment shall remain in full force and effect to the maximum extent permitted by law.

         9. Counterparts. This Assignment may be executed in multiple counterparts, each of which shall be an original, but all of which, together, shall constitute one and the same instrument.

         IN WITNESS WHEREOF, the parties hereto have executed this instrument as of the date first hereinabove written.

         "Assignor"                    KOLL-KW, LTD.,
                                       a California limited partnership

                                       By: KBD Partners,
                                           a California general partnership
                                           Its: Sole General Partner

                                           By: _________________________________
                                               Print Name:______________________
                                               Print Title:_____________________

                                           By: _________________________________
                                               Print Name:______________________
                                               Print Title:_____________________

          "Assignee"                   PACIFIC GULF PROPERTIES INC.,
                                       a Maryland corporation

                                       By: _____________________________________
                                           Print Name:__________________________
                                           Print Title:_________________________

                                       By: _____________________________________
                                           Print Name:__________________________
                                           Print Title:_________________________

                SETTLEMENT AGREEMENT AND MUTUAL GENERAL RELEASE

     THIS SETTLEMENT AGREEMENT AND MUTUAL GENERAL RELEASE (hereinafter "the Agreement") is made and entered into by and between Plaintiff KOLL-KW, LTD. ("KOLL"), KOLL-WELLS, LTD., KOLL MANAGEMENT SERVICES, DEBORAH STUEFLOTEN and SCOTT FLEMER, sometimes collectively referred to as the "Koll Parties", on the one hand, and Defendant JEAN B. FAIRCHILD ("JEAN") individually and doing business as Rick's R.V. Storage, KEVIN FAIRCHILD, and RICHARD FAIRCHILD, individually and doing business as Rick's R.V. Storage, sometimes collectively referred to as the "FAIRCHILD PARTIES", on the other hand, with reference to the following facts:

                                R E C I T A L S

     A. KOLL is the owner of a leasehold interest in that certain real property located at 1702 "A" Moulton Parkway, Tustin, California (the "Subject Property").

     B. On or about February 1, 1985, KOLL and RICHARD FAIRCHILD entered into a one year sublease for the Subject Property. At all times subsequent to February 1, 1985, either RICHARD FAIRCHILD and/or JEAN have operated a recreational vehicle storage business at the subject property known as "Rick's R.V. Storage."


                                  EXHIBIT "1"
                                       TO
                                  EXHIBIT "0"

      C. Subsequent to February 1, 1985, KOLL and RICHARD FAIRCHILD or JEAN entered into seven amendments to the lease dated February 1, 1985. The lease dated February 1, 1985, and the seven amendments shall collectively be referred to as the "Lease."

      D. On or about September 16, 1996, JEAN filed a Complaint in the Orange County Superior Court, entitled "Jean B. Fairchild, etc. v. Koll-Wells, Ltd. et al.," Case No. 7690233) (hereinafter the "FAIRCHILD Action") naming as Defendants, among others, KOLL-KW, LTD. ("KOLL"), KOLL-WELLS, LTD., KOLL MANAGEMENT SERVICES, SCOTT FLEMER. In the FAIRCHILD Action, JEAN sought reformation of contract, specific performance, anticipatory breach of contract, breach of contract, breach of implied covenant of good faith and fair dealing, declaratory relief, and a temporary restraining order, preliminary and permanent injunctions. On or about December 20, 1996, JEAN filed a First Amended Complaint in the FAIRCHILD Action, adding DEBORAH STUEFLOTEN as a Defendant and dismissing SCOTT FLEMER. In her First Amended Complaint, JEAN sought reformation of contract, specific performance, breach of contract, fraud, negligence, declaratory relief, and a temporary restraining order, preliminary and permanent injunctions.

      E. On or about October 2, 1996 KOLL filed a Complaint for unlawful detainer in the Orange County Superior Court, entitled "Knoll-KW, Ltd. vs. Jean
B. Fairchild, et al.," Case No. 769733 (hereinafter the "KOLL Action"). In the KOLL Action, KOLL sought possession of the subject property, forfeiture of the Lease, damages for unpaid rent, and the appointment of a receiver. RICHARD FAIRCHILD has been named as Defendant DOE 1. The KOLL Action and the FAIRCHILD Action may sometimes be collectively referred to herein as the "Actions."

      F. The parties are now desirous of formalizing a settlement of the KOLL Action, and the FAIRCHILD Action together with any and all claims which have been or could have been asserted in the Actions by the parties which might arise in any way from the facts, transactions and occurrences alleged in the pleadings in the Actions.

      G. The KOLL Parties contend that the Lease terminated as of September 30, 1996. JEAN has disputed this contention. The parties also want to provide for an agreement to settle the FAIRCHILD Action, provide for a Stipulation re:
Entry of Judgment in the KOLL Action which will not be entered unless and until there is an event of default as set forth herein, and to fully and completely settle all disputes between the parties.

      NOW, THEREFORE, in consideration of the mutual promises, covenants, representations and warranties set forth herein, the sufficiency of said consideration is hereby acknowledged, and based upon their prior agreement to settle these disputed matters, the parties hereto hereby agree as follows:

     1.    Incorporation of Recitals.


     Each and all of the recitals set forth above are hereby incorporated herein by this reference as a part of this Agreement between the parties hereto, and the parties hereto agree to be bound by the representations set forth in the recitals.


     2.    Termination and Cancellation of Lease


     Upon execution of this agreement by all parties hereto, the FAIRCHILD Parties acknowledge, agree and stipulate that the Lease was terminated and cancelled effective September 30, 1996.


     3.    Stipulation for Entry of Judgment.


     JEAN FAIRCHILD, KEVIN FAIRCHILD and RICHARD FAIRCHILD shall execute a Stipulation for Entry of Judgment ("Stipulation") in the form attached hereto as Exhibit "A" and hereby incorporated by reference. The original of the fully executed Stipulation will be held by Turner and Reynolds, counsel for KOLL, and will not be filed with the Court, unless and until such time as an event of default occurs in accordance with Paragraph 4 of this Agreement.

     Upon performance of all of JEAN FAIRCHILD, RICHARD FAIRCHILD AND KEVIN FAIRCHILD's obligations as set forth herein and upon JEAN FAIRCHILD, RICHARD FAIRCHILD AND KEVIN FAIRCHILD's timely surrender of the Subject Property by JEAN FAIRCHILD, RICHARD FAIRCHILD AND KEVIN FAIRCHILD, the original, unfiled Stipulation will be returned to counsel for JEAN.


     4.    Events of Default


     It shall constitute an Event of Default if any of the following obligations are not timely performed:


          a. For the months of October 1996, November 1996, December 1996, January 1997 and February 1997, JEAN shall pay to KOLL the sum of $6,500.00 per month for a total of $33,515.00, which includes taxes of $203 per month ($1,015) all of which shall be paid upon execution of this Agreement;

          b. For the months of March 1997, April 1997, May 1997, June 1997 July 1997, August 1997, and September, 1997, JEAN shall pay to KOLL the sum of $8,000.00 per month, plus estimated taxes, which shall be due on the first day of each month and delinquent if not paid within five (5) days;

          c. For the months of October 1997, November 1997, December 1997, January 1998, and February 1998, JEAN shall pay to KOLL the sum of $9,000.00 per month, plus estimated taxes, which shall be due on the first day of each month and delinquent if not paid within five (5) days;

          d. For the months of March 1998, April 1998, May 1998, June 1998, July, and August 1998, JEAN shall pay to KOLL the sum of $10,000.00 per month, plus estimated taxes, which shall be due on the first day of each month and delinquent if not paid within five (5) days;

            e. For the month of September 1998 JEAN shall pay to KOLL the sum of $10,500.00 per month, plus estimated taxes, which shall be due on the first day of each month and delinquent if not paid within five (5) days.

            f. The FAIRCHILD Parties shall timely perform the obligations set forth in paragraphs 5, 6, 7, 8, 9, 10, 11, and 12 of this Agreement.

            g. The FAIRCHILD Parties shall surrender possession of the Subject Property on September 30, 1998. Despite the provisions of subparagraphs
(a) through (e) above, the FAIRCHILD Parties may initiate an early surrender of the Subject Property by serving a sixty-day (60) notice on KOLL. Should the FAIRCHILD Parties make this election, the FAIRCHILD Parties shall not be responsible for any sums set forth above in paragraphs 4(b)-(a) which become due subsequent to the surrender of the Subject Property. However, the FAIRCHILD Parties are responsible for the obligations set forth in paragraph 4(f) and elsewhere in this Agreement, except that the date for surrender of the Subject Property is advanced.

      5.    R.V. RENTAL AGREEMENTS

      JEAN may enter into rental agreements only for R.V. storage. JEAN hereby agrees not to enter into any R.V. storage agreement on the Subject Property that is longer than one year in duration, or that may extend past September 30, 1998, whichever is shorter in duration, without the written authorization of KOLL.

      6.    DISMISSAL WITH PREJUDICE OF FAIRCHILD ACTION

      Upon execution of this Agreement, JEAN shall deliver to counsel for KOLL a dismissal with prejudice of the FAIRCHILD Action.

      7.    PERSONAL PROPERTY

      As additional consideration, the FAIRCHILD Parties hereby transfer effective September 30, 1998, to KOLL the following personal property and fixtures located at or on the Subject Property: the electronic entry gate, fencing, and 440 step down electrical transformer. The FAIRCHILD Parties agree to remove all other personal property, including all trailers, at their expense prior to September 30, 1998.

      8.    BOOKS AND RECORDS OF RICK'S R.V. STORAGE

      JEAN hereby agrees that on or before March 15, 1997, that she will turn over to KOLL a true and correct copy of the most current financial statement and a copy of each current rental agreement of the R.V. storage business. For each new rental agreement entered into thereafter JEAN will promptly send a copy to KOLL. Jean will turn over to KOLL the books and records of R.V. storage business and each and every rental agreement for each and every then current tenant on the Subject Property no later than August 1, 1998. JEAN shall provide to KOLL copies of quarterly financial statement of Rick's R.V. Storage within five (5) days of their receipt from her accountant.

     9.   Assignment of the Name "Rick's R.V. Storage"

     All parties hereby agree that they will not operate an R.V. storage facility with the name "Rick's R.V. Storage" after September 30, 1998.

     10.  Security Deposits

     The FAIRCHILD Parties hereby agree to turn over to KOLL no later than September 10, 1998, or upon the occurrence of an event of default, which ever occurs sooner, all security deposits held by JEAN on behalf of the tenants of Rick's R.V. Storage.

     11.  Indemnification

     The FAIRCHILD Parties hereby agree to defend and indemnify the KOLL Parties for any and all claims that arise out of the operation of the Subject Property by the FAIRCHILD Parties. KOLL agrees to defend and indemnify the FAIRCHILD Parties for any and all claims arising from the operation of the Subject Property by KOLL after September 30, 1998. The FAIRCHILD Parties shall maintain general liability insurance with a Best Rated "A" or better California admitted company naming KOLL as an additional insured.

     12. Cooperation in Transfer of Business

     The FAIRCHILD Parties shall fully and completely cooperate in the transfer of the Rick's R.V. Storage business to KOLL in a 60-day transfer period commencing August 1, 1998. Any and all assignments or transfers shall be effective October 1, 1998.

     13. Procedure for Entry of Judgment.

     KOLL will be entitled to have judgment for possession of the Subject Property and as otherwise provided for herein entered against JEAN FAIRCHILD, KEVIN FAIRCHILD and RICHARD FAIRCHILD. In the event of default, judgment may be entered as follows:

          a. KOLL shall first give twenty-four (24) hours written notice of said Event of Default to counsel for the FAIRCHILD Parties;

          b. The FAIRCHILD Parties must cure any Event of Default within twenty-four (24) hours of written notice;

          c. After giving written notice and the failure of the FAIRCHILD Parties to cure, KOLL shall be entitled to have the Stipulation filed with the Court and to have judgment entered by the Orange County Superior Court against the FAIRCHILD Parties in accordance with the terms of the Stipulation on an ex parte basis with notice given to counsel pursuant to the Orange County Superior Court Rules. The damages shall be established by declaration of counsel of KOLL and KOLL shall be entitled to immediate possession of the Subject Property, for all sums then due in accordance with this Agrement, plus attorneys' fee and costs incurred in having the judgment entered. KOLL shall also be entitled to have a Writ of Possession issue forthwith. The FAIRCHILD Parties waive any right to appeal such judgment. Despite anything to the contrary above or in this agreement, there shall be no monetary award against KEVIN FAIRCHILD or RICHARD FAIRCHILD.

     14. DISMISSAL OF KOLL ACTION WITH PREJUDICE.

     Upon full performance by the FAIRCHILD Parties of all of the terms and conditions in accordance with this Agreement, KOLL shall cause a Request for Dismissal with prejudice of the KOLL Action to be filed with the Orange County Superior Court. The parties agree that notwithstanding any language to the contrary, the Orange County Superior Court shall retain jurisdiction over the parties for the purpose of enforcing this Agreement including but not limited to entering judgment pursuant to the Stipulation.

     15. Time is of the Essence.

     All parties agree that time is of the essence in executing this Agreement and in the performance of the obligations and promises set forth in this Agreement.

     16. Waiver and Release by the KOLL Parties.

     Except for the obligations created by this Agreement and the Stipulation re: Entry of Judgment, the KOLL Parties hereby release and discharge the FAIRCHILD Parties and their partners, agents, employees, representatives, attorneys, heirs and assigns from any and all claims, demands, causes of action, obligations, damages and liabilities of any nature whatsoever, known or unknown, suspected or unsuspected, fixed or contingent, that the KOLL Parties now own or hold or have at any time heretofore owned or held, against the FAIRCHILD Parties, and their partners, agents, employees, representatives, attorneys, heirs and assigns arising out of, based upon or in any way related to the KOLL Action, the FAIRCHILD Action, or the Lease.

     The above release shall only come into full force and effect upon the full performance by the FAIRCHILD Parties of all of their obligations under this Agreement and the Stipulation re: Entry of Judgment.

     17.  Waiver and Release by the FAIRCHILD parties.

     Except for obligations created by this Agreement, the FAIRCHILD Parties hereby release and discharge the KOLL Parties, KW PARTNERS, KOLL-KW, LTD. ("KOLL"), KOLL-WELLS, LTD., KOLL MANAGEMENT SERVICES, DEBORAH STUEFLOTEN, SCOTT FLEMER and the partners, agents, employees, representatives, attorneys, heirs and assigns from any and all claims, demands, causes of action, obligations, damages and liabilities of any nature whatsoever, known or unknown, suspected or unsuspected, fixed or contingent, that the FAIRCHILD Parties now own or hold or have at any time heretofore owned or held, against them and their partners, agents, employees, representatives, attorneys, heirs and assigns arising out of, based upon or in any way related to the KOLL Action, the FAIRCHILD Action, or the Lease.

     18.  Release of Unknown Claims.

     The parties further acknowledge that they are familiar with the provisions of California Civil Code Section 1542, which provides as follows:

          A general release does not extend to claims which a creditor does not know of or suspect to exist in his favor at the time of executing the release, which if known by him must have materially affected his settlement with the debtor.

     With regard to all claims released and discharged in this Agreement, the parties hereby expressly waive and relinquish all rights and benefits under California Civil Code Section 1542 or any other Federal or State statute or common law principle of similar effect.

     19.  Advice of Counsel.

     The parties hereto represent and warrant that they have had the advice of counsel of their own choosing in negotiations for and in the preparation of this Agreement and that they have read this Agreement or had the same read or had the within Agreement fully explained by such counsel and that they are fully aware of its contents and legal effect.

     20.  Warranties.

     All persons and entities signing this Agreement represent and warrant to each other that (a) they have the authority and capacity to make the agreements and releases set forth in this Agreement, including all agreements and releases made on behalf of their respective affiliates as defined herein; (b) they are owners of and have not transferred, assigned or hypothecated any of the claims, rights, demands and causes of action they have asserted or released herein; and
(c) no other person or entity owns, holds or has any interest in the claims, rights or causes of action that have been released herein.


     21.    Non-Admission of Liability.


     This Agreement is entered into for the purposes of terminating litigation and nothing contained herein, including reduction of liabilities claimed to be owed and payment, is intended to or does constitute an admission of liability by any party hereto.


     22.    Assumption of Risk.


     All parties understand that in entering into this Agreement, all parties have not relied on any statement of any other party or its attorney and should any party hereto be mistaken in its belief with regard to some issue of fact or law regarding the matters herein released, each and every party hereto specifically and expressly agrees to assume the risk of such mistake, if any exists.


     23.    Attorney's Fees and Costs.


     Except as may otherwise be provided for herein, the parties shall bear their own costs, expenses and attorneys' fees incurred in connection with the KOLL Action, the FAIRCHILD Action, and the preparation of this Agreement.

     24.    Action for Enforcement of Agreement.


     If any legal action, execution of judgment or other proceeding is brought for the enforcement of this Agreement or for damages arising from the breach thereof, the prevailing party shall be entitled to recover their actual attorneys' fees and other expenses including all costs incurred whether or not allowed by Code of Civil Procedure Section 1033.5 in connection with such action or proceedings.


     25.    Further Documents.


     Each party hereto agrees to execute and deliver from time to time such other and further documents and to take such actions as reasonably may be required in order to complete this settlement.


     26.    Execution of Counterparts.


     This Agreement may be executed in one or more counterparts, all of which, taken together, shall constitute one and the same instrument. This Agreement shall be effective only upon signature of at least one counterpart by all of the parties hereto.

     27. Entire Agreement.

     This Agreement constitutes the entire agreement, written and oral, among the parties and it supersedes and replaces all prior negotiations, proposed agreements and agreements, written or oral, and it is expressly understood and agreed that this Agreement may not be amended, in any respect, except by a writing duly executed by authorized representatives of the parties hereto.

     28. Governing Law.

     This Agreement shall be governed in all respects by the laws of the State of California. The parties hereto agreed to venue in the Orange County Superior Court.

     29. Notice.

     Any notice required by this agreement shall be mailed to:

          KOLL PARTIES:            KOLL-KW, LTD.
                                   C/O Turner & Reynolds
                                   18400 Von Karman Avenue, Suite 500
                                   Irvine, CA 92612
                                   FAX: (714) 474-6907

          FAIRCHILD PARTIES:       PARILLA, MILITZOK & SHEDDEN, L.P.
                                   1 Park Plaza, Suite 1250
                                   Irvine, CA 92614-8509
                                   FAX: (714) 263-1693

     It shall be the responsibility of each party to this agreement to notify the other party in writing of any change of address where notices and/or payments are to be sent.

     30.  Partial Invalidation Does Not Invalidate the Whole.

     Should any of the provisions of this Agreement be declared or determined by any Court to be illegal of invalid, the validity of the remaining provisions or terms shall not be affected thereby and the illegal or invalid provisions or terms will be deemed not to be a part of this Agreement.

     31.  Non-Solicitation

     The parties represent and warrant that they have no present plans to operate an R.V. storage facility, either directly or indirectly, either as an employee, agent, partner or owner of an R.V. storage business. The FAIRCHILD parties further agree that they will take no action to disrupt the transfer of the R.V. storage business to KOLL. The KOLL Parties agree that they will not take any action to interfere with the FAIRCHILD parties' operation of the R.V. storage facility prior to the transition period as provided herein. Neither KOLL nor the FAIRCHILD Parties shall solicit customers of "Rick's R.V. Storage" to another R.V. storage facility prior to October 1, 1998.

     IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement on the following dates.

Dated:  February 7th 1997               By: /s/ JEAN B. FAIRCHILD
      ------------------------              ------------------------------------
                                            JEAN B. FAIRCHILD

Dated:  2-7-97                          By: /s/ RICHARD H. FAIRCHILD
      ------------------------              ------------------------------------
                                            RICHARD H. FAIRCHILD

Dated:  2-7-97                          By: /s/ KEVIN FAIRCHILD
      ------------------------              ------------------------------------
                                            KEVIN FAIRCHILD

Dated:  2-10-97                         By: /s/ SCOTT FLEMER
      ------------------------              ------------------------------------
                                            SCOTT FLEMER

Dated:                                  By: /s/ DEBORAH STUEFLOTEN
      ------------------------              ------------------------------------
                                            DEBORAH STUEFLOTEN

                                            KOLL-KW, LTD.
                                            BY: KBD PARTNERS

                                        By: /s/ DAVID P. MIDDLEMAS
                                            ------------------------------------
                                            David P. Middlemas, a Gen. Partner

Dated:  2/18/97                         By: /s/ STANLEY F. BROCKHOFF
      ------------------------              ------------------------------------
                                            Stanley F. Brockhoff, a Gen. Partner

                                            KOLL-WELLS, LTD.

Dated:                                  By:
      ------------------------              ------------------------------------
                                        Name:
                                              ----------------------------------
                                        Its:
                                             -----------------------------------

                                            KW PARTNERSHIP

Dated:                                  By:
      ------------------------              ------------------------------------
                                        Name:
                                              ----------------------------------
                                        Its:
                                             -----------------------------------

                                            KOLL MANAGEMENT SERVICES

Dated:   2/17/97                        By:  /s/ JULIE GROOT
      ------------------------              ------------------------------------
                                        Name:  Julie Groot
                                              ----------------------------------
                                        Its:  Managing Agent
                                             -----------------------------------

FREDERICK E. TURNER  STATE BAR NO.  96776
CHARLES W. LOSNESS   STATE BAR NO. 152849
TURNER AND REYNOLDS
A Law Corporation
18400 Von Karman Avenue
Suite 500
Irvine, California 92612-1514
(714) 474-6900


Attorneys for Plaintiff KOLL-KW, LTD.,
a California limited partnership

                   SUPERIOR COURT OF THE STATE OF CALIFORNIA

                            FOR THE COUNTY OF ORANGE


KOLL-KW, LTD., a California    )            CASE NO. 769733
limited partnership,           )
                               )            STIPULATION FOR ENTRY OF
          Plaintiff,           )            JUDGMENT
                               )
     vs.                       )
                               )
JEAN B. FAIRCHILD, an          )
individual, dba RICK'S R.V.    )
STORAGE; and DOES 1 through    )
100, inclusive,                )
                               )
          Defendants.          )
                               )
-------------------------------


     This Stipulation is entered into by and between Plaintiff KOLL-KW, LTD. ("KOLL") and Defendants, JEAN B. FAIRCHILD, RICHARD FAIRCHILD and KEVIN FAIRCHILD (hereinafter referred to jointly and severally as "Defendants" or the "FAIRCHILD Parties"). Plaintiff and Defendants do hereby stipulate and declare as follows:

     It is further stipulated that Plaintiff's damages may be established by declaration of counsel of KOLL, and that the judgment may executed by a Court Commissioner. Defendants waive any right to appeal such judgment, and further waive any variance between the pleadings and the judgment.


IT IS SO STIPULATED


Dated:  February 7th, 1997.        By:  /s/ JEAN B. FAIRCHILD
                                       ----------------------------
                                       JEAN B. FAIRCHILD

Dated:  February 7th, 1997.        By:  /s/ RICHARD FAIRCHILD
                                       ----------------------------
                                       RICHARD FAIRCHILD

Dated:  February 7th, 1997.        By:  /s/ KEVIN FAIRCHILD
                                       ----------------------------
                                       KEVIN FAIRCHILD

                                         KOLL-KW, LTD.
                                         BY: KBD PARTNERS

Dated:  February 3rd, 1997.        By:  /s/ DAVID P. MIDDLEMAS
                                       ------------------------------------
                                       David P. Middlemas, a Gen. Partner

                                   By:  /s/ STANLEY F. BROCKHOFF
                                       ------------------------------------
                                       Stanley F. Brockhoff, a Gen. Partner

APPROVED AS TO FORM AND CONTENT

                                       PARILLA, MILITZOK & SHEDDEN, LLP


Dated: February 7th, 1997          By: /s/ BRADLEY GARBER
                                       ------------------------------------
                                       BRADLEY GARBER
                                       Attorneys for Defendants
                                       JEAN B. FAIRCHILD, RICHARD FAIRCHILD
                                       AND KEVIN FAIRCHILD.

                                       TURNER AND REYNOLDS


Dated: February 18th, 1997         By: /s/ FREDERICK E. TURNER
                                       ------------------------------------
                                       FREDERICK E. TURNER
                                       Attorneys for Plaintiff, KOLL-KW,
                                       LTD, Defendants

                          GENERAL ASSIGNMENT AGREEMENT


         THIS GENERAL ASSIGNMENT AGREEMENT ("Assignment"), is made as of the day of 199__, by and among a _ ("Assignor") and PACIFIC GULF PROPERTIES INC., a Maryland corporation ("Assignee").

                                   WITNESSETH:

         Assignor is the owner of that certain land (the "Land") located in the City of_________________________ , County of ___________________ , State of
California more particularly described in Exhibit "A" attached hereto, and all rights, privileges and easements appurtenant to the Land (the "Appurtenances"), and all buildings and other improvements thereon (the "Improvements"). The Land, the Appurtenances and the Improvements are hereinafter referred to collectively as the "Real Property." The Real Property is being conveyed by Assignor to Assignee pursuant to a grant, bargain and sale deed ("Grant Deed") of on or about even date herewith.

         NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

         1. Assignor hereby grants, assigns, transfers, conveys and delivers to Assignee all of Assignor's right, title, interest, benefits and privileges in and to the following described property to the extent they are assignable (collectively, the "Rights"):

                  (a) All construction, engineering, consulting, architectural and other similar drawings and plans, if any, concerning the design or construction of any or all of the Real Property and all warranties, if any, with respect thereto;

                  (b) All payment and performance bonds or guaranties, if any, and any and all modifications and extensions thereof relating to the Real Property;

                  (c) All refunds and payments of any kind relating to the construction, operation, occupancy, use and/or disposition of any or all of the Real Property;

                  (d) All proceeds and claims arising on account of any damage to or taking of the Real Property or any part thereof, and all causes of action and recoveries for any loss or diminution in the value of the Real Property;

                  (e) All warranties and guaranties, either oral or written, for all or any portion of the Property; and

                  (f) All governmental permits and approvals relating to the construction, operation, use or occupancy of the Property, if any.



                                  EXHIBIT "P"

         2. Assignee hereby accepts the grant, assignment, transfer, conveyance and delivery of the Rights set forth in Paragraph 1 hereof, effective as of the recordation of the Grant Deed.

         3. This Assignment shall be binding upon and inure to the benefit of the successors, assigns, personal representatives, heirs and legatees of the respective parties hereto.

         4. In the event of the bringing of any action or suit by a party hereto against another party hereunder by reason of any breach of any of the covenants, conditions, agreements or provisions on the part of the other party arising out of this Assignment, then in that event the prevailing party shall be entitled to have and recover of and from the other party all costs and expenses of the action or suit, including reasonable attorneys' fees.

         5. This Assignment shall be governed by, interpreted under, and enforced and construed in accordance with the laws of the State of California.

         6. This Assignment may be executed in multiple counterparts, each of which shall be deemed an original, but all of which together shall constitute but one and the same instrument.

         IN WITNESS WHEREOF, the parties hereto have executed this instrument as of the date first hereinabove written.

         "Assignor"                    _________________________________________
                                       _________________________________________
                                       _________________________________________


         "Assignee"                    PACIFIC GULF PROPERTIES INC.,
                                       a Maryland corporation

                                       By:______________________________________
                                          Its:__________________________________

                        LEGAL DESCRIPTION OF THE PROPERTY





                                [To Be Provided]





                                 EXHIBIT "A" to
                                   EXHIBIT "P"

                       GROUND LESSOR ESTOPPEL CERTIFICATE


         The undersigned, as [Ground Lessor/Ground Sublessor] under that certain [Ground Lease/Ground Sublease] (the "Lease") dated as of_____________________ , 19___, made by __, as Ground Lessee, with respect to the property described in Exhibit "1" attached hereto (the "Premises"), hereby certifies as follows:

         1. The commencement date under the Lease was _____________, 19__;

         2. The term of the Lease will expire on _____________, 19___;

         3 Seller has deposited with [ground lessor/ground sublessor] the sum of Dollars ($_____________) as a Security Deposit;

         4. No rents or charges have been paid in advance, except for the following rents or charges which have been paid to the date specified:
$__________ paid to ______, 19___;

         5. The current monthly rental (including all Consumer Price Index adjustments and as otherwise adjusted pursuant to the terms of the Lease) is________________ Dollars ($___________________ );

         6. The Lease (including all Exhibits) is in full force and effect and has not been assigned, subleased, modified, supplemented or amended in any way, except as follows:


________________________________________________________________________________
________________________________________________________________________________
________________________________________________________________________________

         7. The Lease, as affected by those changes set forth in Paragraph 6 above, represents the entire agreement between the parties as to the Premises;

         8. There are no uncured defaults by [Ground Lessee/Ground Sublessee] under the Lease, and [Ground Lessor/Ground Sublessor] knows of no events or conditions which, with the passage of time or notice, or both, would constitute a default by [Ground Lessee/Ground Sublessee] under the Lease, except as follows:

________________________________________________________________________________
________________________________________________________________________________
________________________________________________________________________________


         9. At the date hereof, there are no existing defenses or offsets which the undersigned has against the enforcement of the Lease by [Ground Lessee/Ground Sublessee];




                                  EXHIBIT "Q"

         10. All conditions of the Lease to be performed by [Ground Lessee/Ground Sublessee] and necessary to the enforceability of the Lease have been satisfied;

         11. [Ground Lessee/Ground Sublessee] has no option, right of first refusal or right of first offer to purchase the Premises; and

         12. [Ground Lessee/Ground Sublessee] has accepted possession and is in occupancy of the Premises.

         [Ground Lessor/Ground Sublessor] recognizes and acknowledges it is making these representations in connection with [Ground Lessee's/Ground Sublessee's] proposed sale of its leasehold interest in the Premises with the intention that the purchaser of said leasehold interest will be relying on these representations in consummating such acquisition.



         EXECUTED this________ day of ____________, 1998.

         "[GROUND LESSOR/GROUND SUBLESSOR]"


                                       By:______________________________________
                                          Print Name:___________________________
                                          Print Title:__________________________

                   SELLER'S GROUND LEASE ESTOPPEL CERTIFICATE

         This Seller's Ground Lease Estoppel Certificate ("Certificate") is made as of the ______ day of_______, 1998 by_____________________,
a_________________("Seller"), in favor of__________, a _________________________
"Buyer'), with reference to the following facts:

                                    RECITALS:

         A. Seller and Buyer entered into that certain Agreement of Purchase and Sale and Joint Escrow Instructions ("Agreement"), made and entered into as of 1998, pursuant to which Seller agreed to sell to Buyer the "Property" (as defined in the Agreement).

         B. Pursuant to Paragraph 7(a)(v) of the Agreement, Seller is obligated to deliver its own estoppel certificate for the [KBC-Tustin Ground Lease/KW Sublease] (the "Lease") if Seller was unable to obtain a "Ground Lease Estoppel Certificate" from the [ground lessor/ground sublessor] prior to the closing of the transaction contemplated by the Agreement.

         NOW, THEREFORE, Seller hereby certifies to Buyer as follows:

         1. The commencement date under the Lease was________, 19__;

         2. The term of the Lease will expire on_____________, 19__ ;

         3. Seller has deposited with [ground lessor/ground sublessor] the sum of Dollars ($__________) as a Security Deposit;

         4. No rents or charges have been paid in advance, except for the following rents or charges which have been paid to the date specified:
$____________ paid to___________, 19____;

         5. The current monthly rental (including all Consumer Price Index adjustments and as otherwise adjusted pursuant to the terms of the Lease) is ____________ Dollars ($_________);

         6. The Lease (including all Exhibits) is in full force and effect and, to Seller's actual knowledge without any investigation or inquiry of an kind or nature whatsoever, the Lease has not been assigned, modified, supplemented or amended in any way, except as follows:

________________________________________________________________________________
________________________________________________________________________________
________________________________________________________________________________

         7. The Lease, as affected by those changes set forth in Paragraph 6 above, represents the entire agreement between the parties;



                                  EXHIBIT "R"

         8. There are no uncured defaults by Seller under the Lease, and Seller is not aware, without any investigation or inquiry of any kind or nature whatsoever, of any events or conditions which, with the passage of time or the giving of notice, or both, would constitute a default by Seller under the Lease, except as follows:

________________________________________________________________________________
________________________________________________________________________________
________________________________________________________________________________


         9. At the date hereof, and, to Seller's actual knowledge without any investigation or inquiry of an kind or nature whatsoever, there are no existing defenses or offsets which the (ground lessor/ground sublessor] has against the enforcement of the Lease by Seller;

         10. All conditions of the Lease to be performed by Seller and necessary to the enforceability of the Lease have been satisfied.

         11. Seller has no option, right of first refusal or right of first offer to purchase the Premises; and

         12. Seller has accepted possession and is in occupancy of the Premises.

         Seller recognizes and acknowledges it is making these representations in connection with Seller's proposed sale of its leasehold interest in the Premises.

         IN WITNESS WHEREOF, Seller has executed this Certificate as of the date first set forth above.



                                       _________________________________________
                                       _________________________________________
                                       _________________________________________



                                      R-2